EXECUTION COPY

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

as Issuer,

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.

and

CME MEDIA ENTERPRISES B.V.

as Subsidiary Guarantors,

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

as Trustee, Transfer Agent, Principal Paying Agent and Security Trustee,

and

J.P. MORGAN BANK LUXEMBOURG S.A.

As Registrar, Luxembourg Transfer
and Paying Agent

INDENTURE

Dated as of May 5, 2005

8.25% Senior Notes due 2012
Senior Floating Rate Notes due 2012

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ii

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EXHIBITS

Exhibit A	-	Form of Global Note
Exhibit B	-	Form of Definitive Note
Exhibit C	-	Form of Transfer Certificate for Transfer from U.S. Global
Note to International Global Note
Exhibit D	-	Form of Transfer Certificate for Transfer from International Global
Note to U.S. Global Note
Exhibit E	-	Form of Supplemental Indenture

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE, dated as of May 5, 2005 among (i) CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company incorporated under the laws of Bermuda (the “Issuer”), (ii) CENTRAL EUROPEAN MEDIA ENTERPRISES N.V., a company organized and existing under the laws of the Netherlands Antilles (“CME NV”), (iii) CME MEDIA ENTERPRISES B.V., a company organized and existing under the laws of the Netherlands (“CME BV” and, together with CME NV, the “Subsidiary Guarantors”), (iv) JPMorgan Chase Bank, N.A., London Branch as Trustee, Principal Paying Agent, and Security Trustee and (v) J.P. Morgan Bank Luxembourg S.A. as Registrar, Transfer Agent and Principal Paying Agent.

The Issuer has duly authorized the creation and issuance of its (i) €245,000,000 8.25% Senior Notes due 2012 issued on the date hereof and (ii) €125,000,000 Senior Floating Rate Notes due 2012 (all such notes referred to in clauses (i) and (ii), together with any Additional Notes (as defined herein) being referred to as the “Notes”); and, to provide therefor, the Issuer and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. Except as otherwise provided herein, €370,000,000 in aggregate principal amount of Notes shall be initially issued on the date hereof.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.   For purposes of this Indenture, unless otherwise specifically indicated herein, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. In addition, for purposes of the following definitions and this Indenture generally, all ratios and computations based on GAAP shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of the Issuer and its Subsidiaries prepared in conformity with GAAP. As used in this Indenture, the following terms shall have the following meanings:

“Additional Amounts” shall have the meaning set forth in Section 4.15.

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Permitted Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary of the Issuer; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Issuer;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Notes” means any additional principal amounts of Notes due 2012 issued from time to time under the terms of this Indenture after the Issue Date.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control and provided further that PPF shall not be deemed an affiliate of the Issuer or its Restricted Subsidiaries so long as its beneficial ownership in the Issuer does not exceed 15% of the Voting Stock of the Issuer.

“Affiliate Transaction” shall have the meaning set forth in Section 4.10.

“Agent” means the Principal Paying Agent, any Registrar, Transfer Agent, Paying Agent, Authenticating Agent, co-Registrar or the Security Trustee.

“Agent Members” shall have the meaning set forth in Section 2.7(h).

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	the sale of Cash Equivalents in the ordinary course of business;

(3)	a disposition of inventory or other assets in the ordinary course of business;

(4)
a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)	transactions permitted under Section 4.18;

(6)	an issuance of Capital Stock by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary;

(7)	for purposes of Section 4.9 only, the making of a Permitted Investment or a disposition subject to Section 4.4;

(8)
in addition to dispositions covered by the other clauses of this paragraph, dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of not more than $1 million;

(9)	dispositions in connection with Permitted Liens;

(10)
the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(11)
dispositions of assets or Capital Stock by the Issuer or any Restricted Subsidiary in connection with the making of an Investment permitted under Clause (11) of the definition of “Permitted Investments”; and

(12)	foreclosure on assets.

“Asset Disposition Offer” shall have the meaning set forth in Section 4.9.

“Asset Disposition Offer Amount” shall have the meaning set forth in Section 4.9.

“Asset Disposition Offer Period” shall have the meaning set forth in Section 4.9.

“Asset Disposition Purchase Date” shall have the meaning set forth in Section 4.9.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Authenticating Agent” shall have the meaning set forth in Section 2.2.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means (i) for the purposes of the Issuer and the Subsidiary Guarantors, any bankruptcy, insolvency or other similar statute, regulation or provision of any jurisdiction in which the Issuer and the Subsidiary Guarantors are organized or are conducting business and (ii) for purposes of the Trustee and the holders of the Notes, Title 11, U.S. Code or any similar United States federal, state or foreign law for the relief of creditors.

“Board of Directors” means the board of directors of the Issuer or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means a duly authorized resolution of the Board of Directors certified by an Officer and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York, Bermuda, London or Luxembourg or a place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)
securities issued or directly and fully guaranteed or insured by the United States Government, or any member state of the European Union that is a member of the European Union or any agency or instrumentality thereof (each a “Qualified Country A”) (provided that the full faith and credit of the Qualified Country A is pledged in support thereof), having maturities of not more than one year;

(2)
securities issued or directly and fully guaranteed or insured by Romania, Croatia or Ukraine or any agency or instrumentality thereof (each a “Qualified Country B”) (provided that the full faith and credit of the Qualified Country B is pledged in support thereof) having maturities of not more than 30 days;

(3)
marketable general obligations issued by any political subdivision of any Qualified Country A any public instrumentality thereof maturing within one year from the date of acquisition thereof (provided that the full faith and credit of the Qualified Country A is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(4)
marketable general obligations issued by any political subdivision of any Qualified Country B any public instrumentality thereof maturing within 30 days from the date of acquisition thereof (provided that the full faith and credit of the Qualified Country B is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(5)
certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

(6)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(7)
commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(8)	interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (1) through (5) above.

        “Change in Tax Law” shall have the meaning set forth in Paragraph 8 of any Note.

        “Change of Control” means the occurrence of any of the following events:

(1)
any “person” or “group” of related persons, other than one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer than such person or group;

(2)
the sale, lease, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” other than the Permitted Holder;

(3)	first day on which a majority of the members of the Board of Directors of the Issuer are not continuing directors; or

(4)	the adoption by the shareholders of the Issuer of a plan relating to the liquidation or dissolution of the Issuer.

For purposes of this definition, (a) “person” and “group” have the meanings they have in Sections 13(d) and 14(d) of the U.S. Exchange Act; (b) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the U.S. Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; (c) a person will be deemed to beneficially own any Voting Stock of an entity held by a parent entity, if such person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the Voting Stock or such parent entity and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity; and (d) a continuing director means any member of the Board of Directors of the Issuer who was a member of such Board of Directors on the date of this Indenture or was nominated for election or was elected to such Board of Directors with the approval of the majority of continuing directors who were members of such Board at the time of such nomination or election.

“Change of Control Offer” shall have the meaning set forth in Section 4.14.

“Change of Control Payment” shall have the meaning set forth in Section 4.14.

“Change of Control Payment Date” shall have the meaning set forth in Section 4.14.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Clearing Agency” means one or more of Euroclear, Clearstream, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the U.S. Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the U.S. Securities Act and the U.S. Exchange Act, then the body performing such duties at such time.

“Common Depositary” means JPMorgan Chase Bank, N.A., London Branch.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company Order” means a written order or request signed in the name of the Issuer or a Subsidiary Guarantor by an Officer or duly authorized members of the Management Board, as applicable.

“Consolidated EBITDA” for any period with respect to any specified Person means, without duplication, the Consolidated Net Income for such period of such Person, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	Consolidated Interest Expense;

(2)	Consolidated Income Taxes;

(3)	consolidated depreciation expense;

(4)	consolidated amortization of intangibles (other than amortization of programming assets);

(5)
other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); and

(6)	minority interest in (income)/loss of consolidated subsidiaries.

In each case on a consolidated basis and in accordance with GAAP.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)
interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)	amortization of debt discount and debt issuance cost;

(3)	non-cash interest expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	interest actually paid by the Issuer or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

(6)	net costs associated with Hedging Obligations (including amortization of fees);

(7)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)
all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Issuer or a Restricted Subsidiary; and

(9)
the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Issuer or any Restricted Subsidiary.

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Issuer and its Subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income (loss) of the Issuer and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)
subject to the limitations contained in clauses (3), (4) and (5) below, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)
the Issuer’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary;

(2)
any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a)
subject to the limitations contained in clauses (3), (4) and (5) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or distribution paid or permitted to be paid, directly or indirectly, by loans, advances, intercompany transfers or otherwise (for so long as permitted) to the Issuer or a Restricted Subsidiary of the Issuer (subject, in the case of such a dividend or distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)
any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	any extraordinary gain or loss;

(5)	any foreign exchange gains or losses; and

(6)	the cumulative effect of a change in accounting principles.

“Corporate Trust Office” means the address of the Trustee specified in Section 12.1, or such other address as to which the Trustee may, from time to time, give written notice to the Issuer.

“Covenant Defeasance” shall have the meaning set forth in Section 8.3.

“Credit Facility” means a facility in the form of loan agreements, revolving credit facilities, overdraft facilities, working capital facilities, syndicated credit facilities, letters of credit and other facilities provided by commercial banks and other financial institutions as each such facility may be amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.

“Currency Agreement” means in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means any receiver, trustee, assignee, liquidator, examiner, administrator, sequestration or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Default Interest Payment Date” shall have the meaning set forth in Section 2.13.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit B hereto.

“Designated Shares” means the Class A Common Stock of the Issuer registered with the Commission for sale in a public offering pursuant to a registration statement on Form S-3 (no. 333-123822), the net proceeds of which have been designated for use in financing the put and call rights provided in the TV Nova Group Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary); or

(3)	is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case, on or prior to the date that is 91 days after the date (a) on which the Notes mature or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer with Sections 4.9 and 4.14 hereof and such repurchase or redemption complies with Section 4.4 hereof.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Excess Proceeds” shall have the meaning set forth in Section 4.9.

“Fixed Rate Note” shall have the meaning set forth in Section 2.1.

“Floating Rate Note” shall have the meaning set forth in Section 2.1.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and the pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note” shall mean one or more International Global Notes or U.S. Global Notes.

“Government Obligations” means direct non-callable and non-redeemable obligations (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union as of the date of this Indenture or of the United States of America (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is secured by the full faith and credit of the applicable member state or of the United States of America, as the case may be.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligations” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereinafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by amalgamation, merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)
the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)
the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)
the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)
to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or Joint Venture that is not a Restricted Subsidiary;

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)
there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)
the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)
if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Issuer or its Restricted Subsidiaries.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“International Global Note” shall have the meaning set forth in Section 2.1 hereof.

“International Notes” shall have the meaning set forth in Section 2.1 hereof.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Issuer.

For purposes of Section 4.4 of this Indenture:

(1)
“Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Issuer in good faith) of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(2)
any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of the Issuer in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means the date on which the Notes are originally issued.

“Joint Venture” means any joint venture with respect to which (i) the Issuer or any Restricted Subsidiary is the beneficial owner of at least a 35% voting interest; and (ii) the consent of the Issuer or a Restricted Subsidiary is required for all decisions submitted or required to be submitted for a vote of equity owners.

“Legal Defeasance” shall have the meaning set forth in Section 8.2.

“Leverage Ratio”, as of any date of determination, means the ratio of:

(1)	the sum of the aggregate outstanding Indebtedness of the Issuer and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to

(2)
Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination provided, however, that:

(3)	if the Issuer or any Restricted Subsidiary:

(a)
has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio is an Incurrence of Indebtedness, Indebtedness, at the end of such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be

(i)	the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or

(ii)
if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation), and to the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)
has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(4)
if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business, or if the transaction giving rise to the need to calculate the Leverage Ratio is such an Asset Disposition:

(a)
Indebtedness at the end of such period will be reduced by an amount equal to the Indebtedness discharged, defeased or retired with the Net Available Cash of such Asset Disposition and the assumption of Indebtedness by the Transferee;

(b)
the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(c)
Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(5)
if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary, including, without limitation the TV Nova Group, or is merged or amalgamated with or into the Issuer) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(6)
if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3), (4) or (5) above if made by the Issuer or a Restricted Subsidiary during such period, Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence of Indebtedness or Asset Disposition or Investment occurred on the first day of such period.

The pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the U.S. Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Maturity Date” means May 15, 2012.

“Moody’s” means Moody’s Investor Service, Inc. or its successor.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(1)
all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all national, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)
all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

(4)
the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred and paid in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Recourse Debt” means Indebtedness:

(1)
as to which neither the Issuer nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2)
no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Notes” shall have the meaning set forth in the preamble of this Indenture.

“Offering Memorandum” means the Offering Memorandum, dated April 29, 2005, relating to the Notes.

“Officer” means the CEO, the President, any Vice President or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Original Notes” shall have the meaning set forth in the preamble to this Indenture.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Pari Passu Notes” shall have the meaning set forth in Section 4.9.

“Paying Agent” shall have the meaning set forth in Section 2.3.

“Payor” shall mean the Issuer, any Subsidiary Guarantor or a successor of any thereof.

“Permitted Business” means (a) any business conducted by the Issuer and any of its Restricted Subsidiaries on the date of this Indenture, any reasonable extension of such business and (b) any business reasonably related, ancillary or complementary thereto.

“Permitted Holders” means (a) each beneficial owner of the Issuer’s Class B Common Stock on the Issue Date, (b) family members of any beneficial holder of the Issuer’s Class B Common Stock on the Issue Date, (c) trusts, the only beneficiaries of which are persons or entities described in (a) and (b) above, and partnerships, corporations, or limited liability companies which are controlled by the persons or entities described in (a) or (b) above.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)
a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

(2)
another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary provided, however, that such Person’s primary business is a Permitted Business;

(3)	cash and Cash Equivalents;

(4)
receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees (other than executive directors) made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary;

(7)
Capital stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)	Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.9;

(9)	Investments in existence on the Issue Date;

(10)	Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.3 of this Indenture;

(11)
An Investment by the Issuer or a Restricted Subsidiary in a Joint Venture with another Person engaged in a Permitted Business for the purpose of engaging in a Permitted Business not to exceed (i) $100 million in cash and (ii) assets or Capital Stock of the Issuer or its Restricted Subsidiaries, provided that the pro forma Consolidated EBITDA of the Issuer and its Restricted Subsidiaries, for the period of the most recent four consecutive fiscal quarters ending prior to the date of such Investment, after giving effect to such Investment, shall not be less than 80% of the Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for such period, and, provided further that the Issuer is able to Incur an additional $1 of Indebtedness pursuant to the first paragraph under Section 4.3 after giving effect, on a pro forma basis, to such Investment;

(12)
Investments by the Issuer or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12), in an aggregate amount at the time of such Investment not to exceed $40 million outstanding at any one time; and

(13)	Guarantees issued in accordance with Section 4.3 of this Indenture.

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Indebtedness and other obligations under the Credit Facility;

(2)	Liens securing Indebtedness and other obligations Incurred under clause (11) or (12) under Section 4.3;

(3)
pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or Government Obligations to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4)
Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(5)
Liens for taxes, assessments or other governmental charges not yet subject to penalties for non payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6)
Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7)
encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(9)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(10)
judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(11)
Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, provided that:

(a)
the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)
such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(12)
Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(13)
Liens arising from United States Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14)	Liens existing on the Issue Date;

(15)
Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(16)
Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(17)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

(18)	Liens securing the Notes or any Subsidiary Guarantee;

(19)
Liens securing Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, replacement accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder; and

(20)	Any interest or title of a lessor under any Capitalized Lease Obligation or operating lease.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“PPF Pledged Shares” means up to 3,500,000 shares of Capital Stock of the Issuer issued to PPF and subject to the Registration Rights Agreement by and between the Issuer and PPF dated May 2, 2005, which may secure the indemnification obligations of PPF to the Issuer under the Framework Agreement (as referred to in the Offering Memorandum).

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Principal Paying Agent” shall have the meaning set forth in Section 2.3.

“Private Placement Legend” means the legend set forth in Section 2.7(g).

“Public Equity Offering” means a public offering for cash by the Issuer of its common stock (other than the Designated Shares), or options, warrants or rights with respect to its common stock (A) for Net Cash Proceeds of at least $50 million and (B) where such common stock is listed or quoted on a recognized securities exchange or inter-dealer quotation system.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A under the U.S. Securities Act.

“Rating Agencies” means Moody’s or S&P and if Moody’s or S&P shall not make a rating of the Notes publicly available, an internationally recognized securities rating agency or agencies, as the case may be, which shall be substituted for Moody’s or S&P or each of them as the case may be.

“Rating Date” means the date which is the day prior to the initial public announcement by the Issuer or the proposed acquirer that (i) the acquirer has entered into one or more binding agreements with the Issuer and/or shareholders of the Issuer that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of the Issuer.

“Rating Decline” shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the Notes by either Rating Agency shall have been either (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

“Record Date” means the Record Dates specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 7 of any Note.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 7 and 8 of any Note.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)
(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)
such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith); and

(4)
if the Indebtedness being refinanced is subordinated in right of payment to the Notes or a Subsidiary Guarantee of a Subsidiary Guarantor, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Subsidiary Guarantee, as the case may be, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Registrar” shall have the meaning set forth in Section 2.3 of this Indenture.

“Regulation S” means Regulation S (including any successor regulation thereto) under the U.S. Securities Act, as it may be amended from time to time.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Paragraph 2 of any Note.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning set forth in Section 4.4.

“Restricted Period” shall have the meaning set forth in Section 2.7(c).

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 (including any successor regulation thereto) under the U.S. Securities Act, as it may be amended from time to time.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the U.S. Securities Act, as it may be amended from time to time.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

“Security Documents” shall have the meaning set forth in Section 11.1.

“Security Trustee” means the security trustee from time to time under the Security Documents, which shall initially be JPMorgan Chase Bank, N.A., London Branch.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“S&P” means Standard and Poor’s Ratings Group and its successors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred), which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (i) any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person and (ii) any corporation, association, partnership, joint venture, limited liability company or other business entity which is consolidated with the Issuer and its Subsidiaries in accordance with GAAP. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and collectively, all such Guarantees. Each Subsidiary Guarantee will be in a form prescribed herein.

“Subsidiary Guarantor” means either of Central European Media Enterprises N.V. and CME Media Enterprises B.V.

“Successor Company” shall have the meaning set forth in Section 4.18(a)(1).

“Tax Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of any Note.

“Taxes” shall have the meaning set forth in Paragraph 2 of any Note.

“Transfer Agent” means any Person authorized by the Issuer to effectuate the exchange or transfer of any Note on behalf of the Issuer hereunder.

“Trust Officer” means any officer within ITS-GD Trust Administration (or any successor group of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“The TV Nova Group” means the group of companies that own and operate the TV Nova channel, including Ceska Produkcni 2000 a.s., Mag Media 99 a.s., Vilja a.s. and CET 21 s.r.o.

“The TV Nova Group Agreement” means the agreement among the Issuer, CME Media Enterprises B.V., PPF (Cyprus) Ltd., CME Media Services s.r.o. (f/k/a PGT Corporation s.r.o.) and CME Media Investments s.r.o. dated May 2, 2005.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)
such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.4 of this Indenture;

(4)
such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Issuer and its Subsidiaries;

(5)	such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(6)
on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Issuer could incur at least $1.00 of additional Indebtedness under Section 4.3(a) hereof on a pro forma basis taking into account such designation.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Global Note” shall have the meaning set forth in Section 2.1.

“U.S. Notes” shall have the meaning set forth in Section 2.1.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of members of the board of directors or a management board, directors or persons acting in a similar capacity on similar corporate bodies.

SECTION 1.2 Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    “or” is not exclusive;

(d)    words in the singular include the plural, and words in the plural include the singular;

(e)    provisions apply to successive events and transactions; and

(f)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE NOTES

SECTION 2.1  Form and Dating. The Notes and the notation relating to the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibits A or B, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them not inconsistent with the terms of this Indenture. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Subsidiary Guarantors, the Trustee and the Principal Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes.

As long as the Notes are in global form, the Principal Paying Agent (in lieu of the Trustee) shall be responsible for:

(i)	effecting payments due on the Global Notes (following receipt of payment thereof from Issuer); and

(ii)	arranging on behalf of and at the expense of the Issuer for notices to be communicated to holders of the Notes in accordance with the terms of this Indenture.

Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii) above by the Trustee includes performance of such duties by the Principal Paying Agent.

Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more global notes, in registered global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibits A hereto, except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the “International Global Notes.” The aggregate principal amount of the International Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of a further International Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the U.S. Global Note (as defined below) or in consequence of the issue of Definitive Notes or additional International Notes, as hereinafter provided. The International Global Note and all other Notes that are not U.S. Notes shall collectively be referred to herein as the “International Notes.”

Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A, except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the “U.S. Global Notes.” The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of further U.S. Global Notes), in connection with a corresponding decrease or increase in the aggregate principal amount of the relevant International Global Notes or in consequence of the issue of Definitive Notes or additional U.S. Notes, as hereinafter provided. The U.S. Global Notes and all other Notes, if any, evidencing the debt, or any portion of the debt, initially evidenced by such U.S. Global Note, shall collectively be referred to herein as the “U.S. Notes.”

The Notes may be either Notes bearing a fixed rate of interest, with applicable provisions as set forth in Exhibits A and B (“Fixed Rate Notes”) or Notes bearing a floating rate of interest, with applicable provisions as set forth in Exhibits A and B (“Floating Rate Notes”). Fixed Rate Notes and Floating Rate Notes shall each constitute a separate series.

SECTION 2.2 Execution and Authentication. One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Notes, the Notes shall be valid nevertheless. The Trustee shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereto.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes that may be outstanding at any time under this Indenture is not limited in amount. The Trustee shall authenticate such Notes which shall consist of (i) Original Notes for original issue on the Issue Date in an aggregate principal amount not to exceed €370,000,000, of which €245,000,000 will consist of Fixed Rate Notes and €125,000,000 will consist of Floating Rate Notes and (ii) Additional Notes from time to time for issuance after the Issue Date to the extent otherwise permitted hereunder (including, without limitation, under Section 4.3 hereof), in each case upon receipt by the Trustee of a Company Order in the form of an Officers’ Certificate. Additional Notes will be treated as the same series of Notes as the Original Notes of such type previously issued for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Such Company Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Original Notes or Additional Notes, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. In addition, such Company Order shall include (a) a statement that the Persons signing the Company Order have (i) read and understood the provisions of this Indenture relevant to the statements in the Company Order and (ii) made such examination or investigation as is necessary to enable them to make such statements and (b) a brief statement as to the nature and scope of the examination or investigation on which the statements set forth in the Company Order are based. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel in a form reasonably satisfactory to the Trustee stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, do not give rise to a Default and that the issuance of such Notes has been duly authorized by the Issuer and, if applicable, the Subsidiary Guarantors. Upon receipt of a Company Order, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Issuer.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Notes shall be issuable only in denominations of €50,000 and any integral multiple of €1,000 in excess thereof.

SECTION 2.3 Registrar and Paying Agent.  (a) The Issuer shall maintain an office or agency in the Grand Duchy of Luxembourg, where Global Notes may be presented for registration of transfer or for exchange (“Registrar”). The Issuer shall maintain an office or agency in London, England, where (i) Global Notes may be presented or surrendered for payment (“Principal Paying Agent”) and (ii) notices and demands in respect of such Global Notes and this Indenture may be served. In the event that Definitive Notes are issued, (x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Notes and this Indenture may be served at an office of the Registrar or the Principal Paying Agent, as applicable, in London, England. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-Registrar, and the term “Paying Agent” includes any additional Paying Agent. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for the Notes, provided that, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer will appoint a person in The Grand Duchy of Luxembourg who is reasonably acceptable to the Trustee as an additional Paying Agent for the Notes. The Issuer initially appoints the Trustee as Transfer Agent and Principal Paying Agent until such time as the Trustee has resigned and a successor has been appointed. In addition, the Issuer appoints J.P. Morgan Bank Luxembourg S.A. as Registrar, Paying Agent, and Transfer Agent provided that, if the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer will continue to maintain a Paying Agent in The Grand Duchy of Luxembourg who is reasonably acceptable to the Trustee. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof, published, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in a daily newspaper with general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) and, in the case of Definitive Notes, in addition to such publication, mailed by first-class mail to each holder’s registered address, as it appears on the register of the Notes held by the Registrar, with a copy to the Trustee. The Issuer may change any Registrar or Paying Agent without prior notice to the holders of the Notes as long as a Luxembourg Paying Agent is kept so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require. Payment of principal will be made upon the surrender of Definitive Notes at the office of any Paying Agent, including, if any, the Paying Agent in The Grand Duchy of Luxembourg. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any Transfer Agent, including, if any, the Transfer Agent in The Grand Duchy of Luxembourg.

JPMorgan Chase Bank, N.A., London Branch will initially act as Principal Paying Agent for the Notes. The Issuer will also undertake, to the extent possible, to maintain a Paying Agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the “Directive”). The Issuer may change the Paying Agent or Registrar for the Notes without prior notice to the holders of the Notes, and the Issuer, or any of its subsidiaries, may act as Paying Agent or Registrar for the Notes. In the event that a Paying Agent or the Registrar is replaced, the Issuer will provide notice thereof in accordance with the procedures described below under Section 12.1.

Claims against the Issuer for payment of principal, interest and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal and Additional Amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original date of payment therefor.

The obligations of the Agents are several and not joint.

SECTION 2.4 Paying Agent to Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of holders of the Notes or the Trustee all assets held by the Paying Agent for the payment of principal, of premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Issuer or any Subsidiary Guarantor in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent pursuant to this Section 2.4, the Paying Agent shall have no further liability for such assets. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate the assets held by it as Paying Agent and hold it as a separate trust fund.

SECTION 2.5 List of Holders of Notes. In the event that Definitive Notes are issued, the Registrar shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of holders of the Notes, together with the principal amount of Notes held by each such holder of the Notes and the aggregate principal amount of debt obligations outstanding. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Record Date and at such other times as the Trustee may request in writing, a list as of such date, and in such form as the Trustee may reasonably require of the names and addresses of holders of the Notes, which list may be conclusively relied upon by the Trustee.

SECTION 2.6 Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be deposited with and registered in the name of a nominee for the Common Depositary of the Clearing Agency and (ii) bear legends as set forth in Section 2.7(g) hereof.

(b)   Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by a nominee for the Common Depositary to a successor nominee for the Common Depositary. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of Section 2.7 of this Indenture. All Global Notes shall be exchanged by the Issuer (with authentication by the Trustee) for one or more Definitive Notes if (a) any Clearing Agency (i) has notified the Issuer that it is unwilling or unable to continue as a clearing agency and (ii) a successor to the Clearing Agency is not appointed by the Issuer within 90 days of such notification, (b) any Clearing Agency so requests following an Event of Default hereunder and which Event of Default is continuing or (c) in whole (but not in part) at any time if the Issuer in its sole discretion so determines and notifies the Trustee in writing that it elects to issue Definitive Notes. If an Event of Default occurs and is continuing, the Issuer shall, at the written request delivered through a Clearing Agency of the holders of Notes thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be €50,000 and any integral multiple of €1,000 in excess thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the holder thereof to the Trustee for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the holder thereof to the Trustee, who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged, and shall thereafter return such Global Note to such holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b).

(c)   In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.6, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall, upon receipt of a Company Order in the form of an Officers’ Certificate, authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(d)   Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Subsection (b) of this Section 2.6 shall, except as otherwise provided by Section 2.8, bear the Private Placement Legend.

SECTION 2.7 Registration of Transfer and Exchange.  (a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers and exchange of beneficial interests in Global Notes or transfers and exchange of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(b)   If a holder of a beneficial interest in a U.S. Global Note wishes at any time to exchange its interest in such U.S. Global Note for an interest in the International Global Note of the same series, or to transfer its interest in such U.S. Global Note to a Person who wishes to take delivery thereof in the form of an interest in such International Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Subsection (b), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such International Global Note. Such exchange or transfer shall only be made upon receipt by any Transfer Agent of (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the U.S. Global Note, directing the Trustee to credit or cause to be credited a beneficial interest in the International Global Note of the same series in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the U.S. Securities Act. Upon such receipt, the Transfer Agent shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect a reduction of the relevant U.S. Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred from the relevant participant, and the Transfer Agent shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction to increase or reflect on its records an increase of the principal amount of such International Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such International Global Note equal to the reduction in the principal amount of such U.S. Global Note.

(c)   If a holder of a beneficial interest in an International Global Note wishes at any time to exchange its interest in such International Global Note for an interest in the U.S. Global Note, or to transfer its interest in such International Global Note of the same series to a Person who wishes to take delivery thereof in the form of an interest in such U.S. Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Subsection (c), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such U.S. Global Note. Such exchange or transfer shall only be made upon receipt by a Transfer Agent of (l) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a beneficial owner of an interest in the International Global Note directing the Transfer Agent to credit or cause to be credited a beneficial interest in the U.S. Global Note of the same series in an amount equal to the beneficial interest in the International Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant Issue Date (the “Restricted Period”), a certificate in the form of Exhibit D given by the holder of such beneficial interest and stating that the Person transferring such interest in such International Global Notes reasonably believes that the Person acquiring such interest in such U.S. Global Notes is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a trans-action meeting the require-ments of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction. Upon such receipt, the Trustee shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect a reduction of the relevant International Global Note by the aggregate principal amount of the beneficial interest in such International Global Note to be exchanged or transferred, and the Trustee shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect an increase of the principal amount of such U.S. Global Note by the aggre-gate principal amount of the beneficial interest in such International Global Note to be so ex-changed or transferred, and credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such U.S. Global Note equal to the reduction in the principal amount of such International Global Note. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(c) will no longer apply to such transfers.

(d)   Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in one of the other Global Notes will, upon transfer, cease to be an interest in such Global Note and become an interest in one of the other Global Notes and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(e)   In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6(b), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

(f)   Prior to the expiration of the Restricted Period, beneficial interests in the International Global Notes may only be exchanged or transferred in accordance with the certification requirements of Section 2.7(c).

(g)   Each Note issued under this Indenture shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. The legend required for one of the U.S. Notes may be removed from such U.S. Note if there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the U.S. Securities Act, and the Issuer and the Trustee consent to such removal. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver in exchange for such Note, another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for one of the U.S. Notes has been removed from such U.S. Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

The Notes shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO COMPLIANCE WITH APPLICABLE STATE AND OTHER SECURITIES LAWS AND SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(h)   By its acceptance of any Note bearing the Private Placement Legend, each holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

Neither the Trustee nor the Principal Paying Agent, any Paying Agent, Transfer Agent or Registrar shall have any obligation or duty to, and shall not be liable for any failure to, monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, a Clearing Agency (“Agent Members”) or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(i)   Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. When a Definitive Note is presented to the Registrar with a request to transfer in part, the transferor shall be entitled to receive without charge a definitive security representing the balance of such Definitive Note not transferred. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes at the Registrar’s or co-Registrar’s request.

(j)   The Issuer shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes, (ii) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, (iii) for a payment period of 15 calendar days prior to any Record Date, or (iv) that the relevant holder of such a Note has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or Asset Disposition Offer.

(k)   Prior to the due presentation for registration of transfer of any Definitive Note, the Issuer, any Subsidiary Guarantor, the Trustee, any Paying Agent or any Transfer Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, any Subsidiary Guarantor, the Trustee, any Paying Agent or any Transfer Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

(l)   A holder of Notes may transfer or exchange Notes in accordance with this Indenture which shall provide that, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, holders of Notes will be able to transfer Notes at an office of the specified transfer agent in Luxembourg. The Registrar and the Trustee for the Notes may require a holder of a Note, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require such holder to pay any taxes and fees required by law or permitted by this Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes. No service charge will be made to any holder of Notes for any registration or transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar government charge payable in connection therewith.

(m)   All Fixed Rate Notes and Floating Rate Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the corresponding Notes surrendered upon such transfer or exchange.

(n)   Holders of Notes (or holders of interests therein) and prospective purchasers designated by such holders of the Notes (or holders of interests therein) will have the right to obtain from the Issuer upon request by such holders of the Notes (or holders of interests therein) or prospective purchasers, during any period in which the Issuer is not subject to Section 13 or 15(d) of the U.S. Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the U.S. Exchange Act, the information required by Subsection d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

SECTION 2.8 Replacement Notes.  If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Issuer or if the holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar, the Issuer and the Subsidiary Guarantors are met. If required by the Trustee, the Registrar, the Issuer or any Subsidiary Guarantor, such holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuer, any Subsidiary Guarantor, the Registrar and the Trustee, to protect the Issuer, the Subsidiary Guarantors, the Trustee and the Registrar and any Agent from any loss which any of them may suffer when such Note is replaced. The Issuer may charge such holder of the Notes for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuer. If any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable the Issuer may, in its discretion, instead of issuing a replacement Note, pay such Note. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

SECTION 2.9 Outstanding Notes.  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it, and upon which it shall be entitled to rely without liability, that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest and Additional Amounts, if any, on it cease to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent holds cash in euro sufficient to pay all of the principal, interest and Additional Amounts, if any, due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

SECTION 2.10 Treasury Notes.  In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or its Subsidiaries shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned shall be disregarded.

The Issuer shall notify the Trustee, in writing, when it or any of its Subsidiaries repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers’ Certificate, which shall be promptly provided, listing Notes owned by the Issuer or any of its Subsidiaries.

SECTION 2.11 Temporary Notes.  In the event that Definitive Notes become issuable under the Indenture, until permanent Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a Company Order pursuant to Section 2.2. The Company Order shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Issuer considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate, upon receipt of a Company Order pursuant to Section 2.2, permanent Definitive Notes in exchange for temporary Definitive Notes.

SECTION 2.12 Cancellation.  The Issuer at any time may deliver Notes to the Registrar for cancellation. The Trustee and the Paying Agent shall promptly forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Registrar, or at the direction of the Registrar, the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (subject to the record retention requirements of the U.S. Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation. Upon completion of any disposal, the Registrar shall (at the Issuer’s expense) deliver a certificate of such disposal to the Issuer, unless the Issuer directs the Registrar in writing to deliver (at the Issuer’s expense) the cancelled Notes to the Issuer. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Registrar for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.12.

SECTION 2.13 Defaulted Interest.  If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the holder of such Note thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. The Issuer shall notify the Trustee and the Principal Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee or the Principal Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or the Principal Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 12:00 p.m. London time on the Business Day prior to the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. At least 15 days before the subsequent special record date, the Issuer shall mail to each holder of the Notes at its registered address, with a copy to the Trustee and the Principal Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14 ISIN and Common Codes.  The Issuer in issuing the Notes may use an “ISIN” or “Common Code” number, and if so, the Trustee shall use the ISIN and Common Codes in notices of redemption or exchange as a convenience to holders of the Notes; provided, however, that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of the ISIN and Common Codes printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in any ISIN or Common Codes.

SECTION 2.15 Deposit of Moneys.  Prior to 12:00 p.m. London time on the Business Day immediately preceding each interest payment date and the Maturity Date, the Issuer shall have deposited with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Issuer by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Issuer in a timely manner which permits the Paying Agent to remit payment to the holders of the Notes on such interest payment date or Maturity Date, as the case may be. The Issuer shall, prior to 12:00 p.m. London time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment confirms by SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

SECTION 2.16 Certain Matters Relating to Global Notes.  Agent Members shall have no rights under this Indenture or any of the Global Notes with respect to any Global Note held on their behalf by the Clearing Agency, the Common Depositary or its nominee, and the Clearing Agency, the Common Depositary or its nominee may be treated by the Issuer, any Subsidiary Guarantor, the Trustee and any agent of the Issuer, any Subsidiary Guarantor or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Subsidiary Guarantor, the Trustee or any agent of the Issuer, any Subsidiary Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or its nominee or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

The holder of interest in any Global Note may grant proxies and otherwise authorize any person, including Euroclear and Clearstream and their Agent Members and persons that may hold interests through Agent Members, to take any action which a holder of such interest in a Global Note is entitled to take under this Indenture or the Notes.

ARTICLE III

REDEMPTION

SECTION 3.1 Optional Redemption.  The Notes may be redeemed, as a whole or from time to time in part, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III.

SECTION 3.2 Notices to Trustee.  If the Issuer elects to redeem Notes pursuant to Paragraphs 7 or 8 of such Notes, it shall notify the Trustee and the Principal Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 30 days but not more than 60 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine). The Issuer shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed.

SECTION 3.3 Selection of Notes to Be Redeemed.  If fewer than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or if the Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Note of €50,000 in aggregate principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption. The Trustee assumes no liability in relation to selections made by it pursuant to this Section 3.3.

SECTION 3.4 Notice of Redemption.  Other than as provided in the paragraph below, at least 30 days but not more than 60 days before a Redemption Date so long as the Notes are in global form, the Issuer (a) shall notify the Trustee, the Registrar and the Principal Paying Agent and (b) publish a notice of redemption in accordance with the provisions of Article 12.1 hereof, or in the case of Definitive Notes, in addition to such publication, mail such notice to each holder of the Notes by first-class mail, postage prepaid, with a copy to the Trustee at such holder’s address as it appears on the registration books of the Registrar. At the Issuer’s request made at least 30 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee (in advance) an Officers’ Certificate requesting that the Trustee give such notice and setting forth in full the information to be stated in such notice as provided in the following items.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(a)   the Redemption Date;

(b)   the Redemption Prices and the amount of accrued and unpaid interest, if any, Additional Amounts, if any, to be paid (subject to the right of holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(c)   the name and address of the Paying Agents;

(d)   that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(e)   that, unless the Issuer defaults in making the redemption payment, then interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(f)   (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof, upon cancellation of the original Note;

(g)   if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)   the paragraph of the terms of the Notes pursuant to which the Notes are to be redeemed; and

(i)    the ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the ISIN or Common Code, if any, listed in such notice or printed on the Notes.

Prior to the giving of any notice of redemption pursuant to Paragraph 8 of the Notes, the Issuer will deliver to the Trustee (a) an Officers’ Certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (b) an Opinion of Counsel qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Issuer or any Subsidiary Guarantor has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law, and that the Issuer or any Subsidiary Guarantor cannot avoid such obligation by taking reasonable measures available to it.

SECTION 3.5 Effect of Notice of Redemption.  Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to holders of record at the close of business on the relevant Record Dates.

SECTION 3.6 Deposit of Redemption Price.  Prior to 12:00 p.m. London time on the Business Day immediately preceding the Redemption Date, the Issuer shall deposit with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Issuer by the Trustee) cash in euro sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, of all Notes to be redeemed on that date. The Paying Agent (including the Principal Paying Agent) shall promptly return to the Issuer any cash in euro so deposited which is not required for that purpose upon the written request of the Issuer. The Issuer shall, prior to 12:00 p.m. London time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment confirms by SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

SECTION 3.7 Notes Redeemed in Part.  Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and upon receipt of a Company Order the Trustee shall authenticate for the holder of the Notes (at the Issuer’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of €50,000 and any integral multiple of €1,000 in excess thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall promptly forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of €50,000 and any integral multiple of €1,000 in excess thereof.

ARTICLE IV

COVENANTS

SECTION 4.1 Payment of Notes.  (a)  The Issuer shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (including the Principal Paying Agent) holds prior to 12:00 p.m. London time on the Business Day immediately preceding any interest payment date and the Maturity Date money deposited by the Issuer in immediately available, freely transferable, cleared funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the holders of the Notes pursuant to the terms of this Indenture.

(b)   The Issuer shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest and, on any Additional Amounts from time to time on demand at the rate borne by the Notes plus 1.0% per annum (except that overdue interest shall bear interest at the rate borne by the Notes until the expiry of any grace period, after which it shall bear interest at the rate borne by the Notes plus 1.0% per annum). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.2 Maintenance of Office or Agency.  The Issuer shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.1. The Issuer hereby initially designates the office of JPMorgan Chase Bank, N.A., London Branch, as its office or agency at Trinity Tower, 9 Thomas More Street, London, E1W 1YT, England as required under Section 2.3 hereof. The Issuer has appointed J.P. Morgan Bank Luxembourg S.A., as an additional Paying and Transfer Agent.

SECTION 4.3 Limitation on Indebtedness.  (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Issuer and any Subsidiary Guarantor may Incur Indebtedness if on the date thereof the Leverage Ratio for the Issuer and its Restricted Subsidiaries is less than 4.5 to 1.00.

(b)	Section 4.3(a) will not prohibit the Incurrence of the following Indebtedness:

(1)	Indebtedness of the Issuer and of its Restricted Subsidiaries Incurred under a Credit Facility in an aggregate principal amount up to €37.5 million;

(2)
Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that

(a)	if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)
if a Subsidiary Guarantor is the obligor on such Indebtedness (other than Indebtedness owed to the Issuer or another Subsidiary Guarantor), such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and the relevant Subsidiary Guarantee; and

(c)	(i)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Issuer or a Restricted Subsidiary; and

(ii)	any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary of the Issuer shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be;

(3)	Indebtedness represented by the Subsidiary Guarantees of the Notes;

(4)
Indebtedness represented by (a) the Notes issued on the Issue Date, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10) and (11)) of this Section 4.3(b)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to Section 4.3(a);

(5)
Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.3(a) after giving effect to such acquisition and the Incurrence of such Indebtedness pursuant to this clause (5);

(6)
Indebtedness under Currency Agreements and Interest Rate Agreements; provided that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Issuer or its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes and in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Issuer or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Issuer);

(7)
Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount not to exceed $35 million at any time outstanding;

(8)
Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Issuer or a Restricted Subsidiary in the ordinary course of business;

(9)
Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary), provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(10)
Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(11)
Indebtedness represented by the obligations of the TV Nova Group to PPF pursuant to the Mediation Agreement among CET 21, CNTS and PPF as in effect on the Issue Date, together with refinancings and replacements thereof, in an aggregate principal amount not to exceed CZK 1,200 million at any time outstanding; and

(12)
in addition to the items referred to in clauses (1) through (11) of this Section 4.3(b), Indebtedness of the Issuer and the Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed $75 million at any time outstanding.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.3:

(1)
in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.3(a) and 4.3(b), the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence, and may from time to time reclassify such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses; and

(2)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.3. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Issuer will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.3, the Issuer shall be in Default hereunder).

For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Issuer may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 4.4 Limitation on Restricted Payments.  (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)
declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation involving the Issuer or any Subsidiary of the Issuer on or in respect of its Capital Stock except:

(a)	dividends or distributions payable solely in Capital Stock of the Issuer (other than Disqualified Stock) or in options or warrants or other rights to purchase such Capital Stock of the Issuer; and

(b)
dividends or distributions payable to the Issuer or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Issuer or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

(2)
purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));

(3)
purchase, repurchase, prepay, repay, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Subsidiary Guarantor Subordinated Obligations (other than the purchase, repurchase, prepayment or repayment redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

(4)	make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) (inclusive) of this Section 4.4(a) shall be referred to herein as a “Restricted Payment”), if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result therefrom); or

(b)	the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.3(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

(i)
(a) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in the event Consolidated Net Income for such period is a deficit then, minus 100% of such deficit);

(ii)
100% of the aggregate Net Cash Proceeds received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock and Designated Shares) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Issuer or an employee stock ownership plan, option plan or similar trust established by the Issuer or any of its Subsidiaries to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Issuer or any of its Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination);

(iii)
the amount by which Indebtedness of the Issuer is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or other property, distributed by the Issuer upon such conversion or exchange); and

(iv)	the amount equal to the net reduction in Restricted Investments made by the Issuer or any of its Restricted Subsidiaries in any Person resulting from:

(A)
repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Issuer or any Restricted Subsidiary of the Issuer not to exceed, in the case of any Person, the amount of Restricted Investments previously made by the Issuer or any Restricted Subsidiary in such Person; or

(B)
the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

(b)	The provisions of Section 4.4(a) will not prohibit:

(1)
any purchase or redemption of Capital Stock or Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Issuer or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from Section 4.4(a)(4)(c)(ii);

(2)
any purchase or redemption of Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Issuer or any purchase or redemption of Guarantor Subordinated Obligations made by exchange for, or out of proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the Section 4.3 above  and that, in each case, qualifies as Refinancing Indebtedness; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(3)	any acquisition by the Issuer of the PPF Pledged Shares upon exercise by the Issuer of its rights under the security agreements to which such shares are subject;

(4)
so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.9 below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

(5)
dividends paid within 60 days after the date of declaration if at such date of declaration such dividends would have been permitted under this Section 4.4; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

(6)
so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Issuer or any Restricted Subsidiary of the Issuer or any parent of the Issuer held by any existing or former employees or management of the Issuer or any Subsidiary of the Issuer or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $1 million in the aggregate during any calendar year and $4 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(7)
repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or withholding tax thereon; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(8)
so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment by the Issuer of dividends or distributions on the common stock of the Issuer following a Public Equity Offering of such common stock in an amount not to exceed in any fiscal year 6% of Net Cash Proceeds received by the Issuer from such Public Equity Offering; and

(9)
so long as no Default has occurred or is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25 million since the date of this Indenture; provided, however, that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith, such determination to be based upon a written opinion of an independent and reputable accounting, appraisal or investment banking firm of internationally recognized standing if the fair market value of such Restricted Payment is estimated to exceed $20 million.

SECTION 4.5 Corporate Existence.  Except as otherwise permitted by Section 4.18 and Article V hereof, the Issuer and each of the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence and the corporate, partnership, limited liability or other existence of each of the Issuer’s Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Person and the rights (charter and statutory) of the Issuer’s and each of the other Subsidiary Guarantors’ Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, or the corporate, partnership, limited liability or other existence of any of the Issuer’s Restricted Subsidiaries, if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and each of its Restricted Subsidiaries, taken as a whole.

SECTION 4.6 Limitation on Liens.  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Issuer), whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness of the Issuer or any Restricted Subsidiary unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 4.7 Waiver of Stay; Extension or Usury Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.8 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)   The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary;

(2)	make any loans or advances to the Issuer or any Restricted Subsidiary; or

(3)	transfer any of its property or assets to the Issuer or any Restricted Subsidiary.

(b)	The provisions of Section 4.8(a) will not prohibit:

(i)	any encumbrance or restriction pursuant to an agreement in effect at the date of this Indenture;

(ii)
any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer or in contemplation of the transaction) and outstanding on such date;

(iii)
any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement relating to any Indebtedness referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that any such restrictions contained in any such amendments or any agreement effecting refunding, replacement or refinancing referred to above, are no more restrictive than the encumbrances and restrictions contained in the agreements relating to the Indebtedness referred to in clauses (i) or (ii) of this paragraph in existence on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(iv)	in the case of clause (3) of Section 4.8(a) above, any encumbrance or restriction:

(a)
that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(b)
contained in mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(v)
(a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in Section 4.8(a)(3) on the property so acquired;

(vi)
any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and

(vii)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, including applicable corporate law restrictions on the payment of dividends.

SECTION 4.9 Limitation on Sales of Assets and Subsidiary Stock.  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)
the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)
at least 75% of the consideration from such Asset Disposition received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Additional Assets or a combination thereof; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer or such Restricted Subsidiary, as the case may be:

(a)
first, to the extent the Issuer or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of the Issuer (other than Disqualified Stock or Subordinated Obligations) or Indebtedness (other than any Disqualified or Preferred Stock or Guarantor Subordinated Obligations of a Subsidiary Guarantor) of a Subsidiary Guarantor (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

(b)
second, to the extent the Issuer or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest in such Net Available Cash in any manner not prohibited by this Indenture.

Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $15 million, the Issuer will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in denominations of €50,000 and any integral multiple of €1,000 in excess thereof in the case of the Notes. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero. The Trustee shall have no liability in relation to selections made by it pursuant to this Section 4.9.

Notice of the Asset Disposition Offer will be given in accordance with this Indenture. The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuer will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this Section 4.9 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the Notes who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in case of the Notes in integral multiples of €1,000. The Issuer will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.9 and, in addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Issuer will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of €50,000 and any integral multiple of €1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the holder thereof. The Issuer will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

For the purposes of this Section 4.9, the following will be deemed to be cash:

(1)
the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Issuer or Indebtedness (other than Disqualified Stock or Guarantor Subordinated Obligations) of any Subsidiary Guarantor and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Issuer will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

(2)	securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are converted within 90 days by the Issuer or such Restricted Subsidiary into cash.

The Issuer will comply, to the extent applicable, with any securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.9, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

SECTION 4.10 Limitation on Affiliate Transactions.  (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(1)
the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)
in the event such Affiliate Transaction involves an aggregate amount in excess of $10 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the members of such board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above);

(3)
in the event such Affiliate Transaction involves an aggregate amount in excess of $20 million, the Issuer has received a written opinion from an independent and reputable accounting or valuation firm of internationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate; and

(4)
in the event such Affiliate Transaction involves an aggregate amount in excess of $75 million, the Issuer has received a written opinion from an independent investment banking firm of internationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Restricted Subsidiary of the Issuer (a “Restricted Subsidiary Affiliate Transaction”) unless:

(1)
the terms of such Restricted Subsidiary Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

(2)
in the event such Restricted Subsidiary Affiliate Transaction involves an aggregate amount in excess of $5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the members of such board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Restricted Subsidiary Affiliate Transaction satisfies the criteria in clause (1) above);

(b) Section 4.10(a) shall not apply to:

(1)	any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 4.4 hereof;

(2)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Issuer or its Restricted Subsidiaries in the ordinary course of business to or with members of the Board of Directors, officers or employees of the Issuer and its Restricted Subsidiaries approved by the Board of Directors;

(3)
loans or advances to employees in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries and consistent with past practice of the Issuer or such Restricted Subsidiary; provided that such loans or advances do not exceed $2 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

(4)
any transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Issuer or a Restricted Subsidiary for the benefit of the Issuer or a Restricted Subsidiary, as the case may be, in accordance with Section 4.3;

(5)	the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Issuer or any Restricted Subsidiary of the Issuer; and

(6)
the performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any agreement to which the Issuer or any of its Restricted Subsidiaries is a party as of or on the Issue Date and which are described in the Offering Memorandum under the captions “Related party transaction” and “Management’s discussion and analysis of financial condition and results of operations,” as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes than the terms of the arrangements in place on the Issue Date.

SECTION 4.11   Listing.  The Issuer will use its commercially reasonable efforts to cause the Notes to be listed on the Luxembourg Stock Exchange (or, failing the approval of such listing, it will use its commercially reasonable efforts to cause the Notes to be listed on another stock exchange reasonably satisfactory to the Issuer and the Initial Purchasers) as soon as practicable and in any event prior to the date of the first interest payment and cause that such listing continues for so long as any of the Notes are outstanding.

SECTION 4.12 Reports.  The Issuer will file with the Commission, provide to the Trustee and make available to the holders of the Notes, without cost to the Trustee or the holders of the Notes, within 10 days after it files them with the Commission the information required to be contained therein (or required in such successor or comparable form), including any guarantor financial information required by Regulation S-X:

(1)
within 90 days after the end of the Issuer’s fiscal year (or such shorter period as may be required by the Commission), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (of required in such successor or comparable form);

(2)
within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Issuer (or such shorter period as may be required by the Commission) reports on Form 10-Q (or any successor or comparable form); and

(3)
promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing of current reports on Form 8-K by the Commission), such other reports on Form 8-K (or any successor or comparable form).

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Issuer, then the annual and quarterly information required by the first two clauses of this Section 4.12 shall include a presentation, either on the face of the financial statements or in the footnotes thereto, of the net revenues, operating income, net income, total assets and total shareholder’s equity of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Issuer.

For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange so require, the above information will also be made available in The Grand Duchy of Luxembourg through the offices of the Paying Agent in The Grand Duchy of Luxembourg.

SECTION 4.13 Limitation on Lines of Business.  The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

SECTION 4.14 Change of Control and Rating Decline.  If a Change of Control Triggering Event occurs, each registered holder of the Notes will have the right to require the Issuer to repurchase all or any part (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control Triggering Event, the Issuer will provide notice (the “Change of Control Offer”) in accordance with the procedures described under Section 12.1 stating:

(1)
that a Change of Control Triggering Event has occurred and that such holder has the right to require the Issuer to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, premium, if any, to the date of purchase (subject to the right of holders of Notes of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3)	the circumstances and relevant facts regarding the Change of Control; and

(4)	the procedures determined by the Issuer, consistent with this Indenture, that a holder of the Notes must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes (in denominations of €50,000 and any integral multiple of €1,000 in excess thereof) properly tendered under the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)
deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly either (x) pay to the holder of the Notes against presentation and surrender (or, in the case of partial payment, endorsement) of the Notes in global form or (y) in the event that the Notes are in the form of Definitive Notes, mail to each holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to the holder of the Notes in global form a new Note or Notes in global form or, in the case of Definitive Notes, mail to each such holder a new Note in definitive form equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €50,000 and any integral multiple of €1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the Notes who tender pursuant to the Change of Control Offer.

The provisions of this Section 4.14 will be applicable whether or not any other provisions of this Indenture are applicable.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if another party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Issuer will comply, to the extent applicable, with any applicable securities laws or regulations, including any securities or other applicable laws of Bermuda and The Grand Duchy of Luxembourg and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Notes are listed, in connection with the repurchase of Notes pursuant to this Section 4.14. Holders of Notes will have the opportunity to tender their Notes to the Paying Agent, and a supplement to the Offering Memorandum for the Notes will be prepared following the completion of a Change of Control Offer if any Notes remain outstanding. To the extent that the provisions of any securities or other applicable laws or regulations conflict with provisions of this Indenture, the Issuer will comply with the applicable laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

SECTION 4.15 Additional Amounts. At least 30 days prior to each date on which payment of principal, premium, if any, or interest on the Notes or any Subsidiary Guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts pursuant to Paragraph 2 of the Notes (the “Additional Amounts”) with respect to any such payment, the Payor will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee or the Principal Paying Agent, as the case may be, to pay such Additional Amounts to the holders of the Notes on the payment date. Each such Officers’ Certificate shall be relied upon until the receipt of a further Officers’ Certificate addressing such matters. The Payor will pay to the Trustee, or the Principal Paying Agent, as the case may be, such Additional Amounts and, if paid to a Paying Agent other than the Trustee, shall provide the Trustee with documentation evidencing the payment of such Additional Amounts. Copies of such documentation shall be made available to the holders of the Notes upon request.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copy to each holder of a Note. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Notes.

The foregoing obligations of this Section 4.15 will survive any termination, defeasance or discharge of this Indenture and will apply with appropriate changes to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Whenever in this Indenture or in the Notes there is mentioned, in any context, the payment of principal, premium, if any, or interest, if any, or any other amount payable under or with respect to any Note and the Note Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.16 Payment of Non-Income Taxes and Similar Charges.  The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes or any Subsidiary Guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any Subsidiary Guarantee or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

SECTION 4.17 Compliance Certificate; Notice of Default.  The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers’ Certificate stating (a) that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto and (b) no recording, filing, re-recording or re-filing of this Indenture and the Security Documents is necessary to maintain the security interest intended to be created thereby for the benefit of the holders of the Notes.

Upon becoming aware of, and as of such time that the Issuer should reasonably have become aware of, a Default, the Issuer also shall deliver to the Trustee within 30 days of the occurrence of such Default, written notice of such events which would constitute a Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 4.18 Merger, Amalgamation and Consolidation.  (a)  The Issuer will not consolidate with, amalgamate or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)
the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation or limited liability company organized and existing under the laws of Bermuda, any member state of the European Union that is a member of the European Union as of the Issue Date, or of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

(2)
immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.3(a); and

(4)
the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 4.18, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(b)   The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of, premium, if any, interest on the Notes.

(c)   Notwithstanding Sections 4.18(a)(3) and Section 4.18(a)(4), any Restricted Subsidiary of the Issuer may consolidate with, amalgamate, merge into or transfer all or part of its properties and assets to the Issuer.

(d)   In addition, the Issuer will not permit any Subsidiary Guarantor to consolidate with, amalgamate or merge with or into any Person (other than another Subsidiary Guarantor), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, another Person (other than another Subsidiary Guarantor) whether or not affiliated with such Subsidiary Guarantor unless:

(1)   the resulting, surviving or transferee Person will be a corporation or a limited liability company organized and existing under the laws of Bermuda, any member state of the European Union that was a member of the European Union as of the Issue Date, or the United States of America, any State thereof or the District of Columbia and such Person (if not the Subsidiary Guarantor) will expressly assume all the obligations of such Subsidiary Guarantor under the notes and this Indenture, including the Subsidiary Guarantee of such Subsidiary Guarantor, pursuant to a supplemental indenture executed and delivered to the Trustee in a form and substance reasonably satisfactory to the Trustee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) the Issuer will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture; or

(2)   the transaction is made in compliance with the covenant described under Section 4.9 above.

The Person formed by or surviving such consolidation, amalgamation or merger (if other than the Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture, but in the case of a lease of all or substantially all of its assets, such Subsidiary Guarantor will not be released from its obligation under its Subsidiary Guarantee to pay the principal of, premium, if any, interest, if any, on the Notes in the event of a default as described above.

SECTION 4.19 Payments for Consent.  The Issuer will not, and will not permit any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20 Limitations on Sale of Capital Stock of Restricted Subsidiaries.  The Issuer will not, and will not permit any Restricted Subsidiary of the Issuer to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except:

(1)	to the Issuer or a Subsidiary; or

(2)	in compliance with Section 4.9 hereof and, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Issuer may sell all the Voting Stock of a Restricted Subsidiary as long as the Issuer complies with the terms of Section 4.9 hereof.

SECTION 4.21 Limitation on Guarantees of the Issuer and Subsidiary Guarantor Indebtedness.  The Issuer will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Guarantee any Indebtedness of the Issuer or any Subsidiary Guarantor, unless contemporaneously therewith (or prior thereto) provision is made to Guarantee the Notes on an equal and ratable basis with such Guarantee for so long as such Guarantee remains effective.

SECTION 4.22 Impairment of Security Interest.  The Issuer shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action that would have the result of materially impairing the security interest with respect to the Collateral and the Issuer will not, and will not permit any of its Restricted Subsidiaries to grant to any Person other than the Trustee for the benefit of the holders of the Notes, any interest whatsoever in any of the Collateral, except as permitted in the Security Documents and under Section 4.6 above.

ARTICLE V

SUCCESSOR CORPORATION

In the event of the merger, amalgamation or consolidation of the Issuer with or into another Person (whether or not the Issuer is the surviving corporation), or the sale, assignment, conveyance, lease, transfer or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Issuer to any other Person in circumstances that do not constitute an Event of Default, then the Successor Company will succeed to and be substituted for, and may exercise every right and power of the Issuer under this Indenture with the same effect as if such Successor Company had been named as the Issuer herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Notes and Subsidiary Guarantees.

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.1  Events of Default.  Whenever used herein with respect to the Notes, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1)   default in any payment of interest or Additional Amounts, if any, on any Note when due, continued for 30 days;

(2)   default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)   failure by the Issuer or any of its Subsidiaries to comply with the provisions of Section 4.18;

(4)   failure by the Issuer or any of its Subsidiaries to comply for 30 days after notice with any of the provisions of Section 4.14 or under any of the other covenants of Article IV (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) of this Section 6.1 and other than a failure to comply with Section 4.18, which is covered by clause (3) of this Section 6.1);

(5)   failure by the Issuer or any of its Subsidiaries to comply for 60 days after notice with any of its other agreements contained in this Indenture;

(6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Significant Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness; or

(b)	results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

(7)   (A) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any Significant Group in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer and any of its Significant Subsidiaries on a consolidated basis and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days or (iii) the winding up or liquidation of the affairs of the Issuer, any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (B) the Issuer, any of its Significant Subsidiaries or any Significant Group (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer, any of its Significant Subsidiaries or any Significant Group or for all or substantially all of the property and assets of the Issuer, any of its Significant Subsidiaries or any Significant Group or (iii) effects any general assignment for the benefit of creditors;

(8)   failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $25 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(9)   except as permitted by this Indenture, a Subsidiary Guarantee is held in one or more judicial proceedings to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of the Issuer or a Subsidiary Guarantor, shall deny or disaffirm its obligations under this Indenture or the Subsidiary Guarantee; or

(10)   any security interest under the Security Documents shall, at any time, cease to be in full force and effect (other than in accordance with the relevant Security Documents or this Indenture) for any reason other than satisfaction in full of all obligations of the Issuer and its Subsidiaries under this Indenture or the release of any such security interest in accordance with the Security Documents or this Indenture or any such security interest created thereunder or hereunder shall be declared invalid or unenforceable or the Issuer shall assent that any such security is invalid or unenforceable or any pledgor disaffirms its obligations under the Security Documents.

However, a Default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and such default is not cured within the time specified by clauses (4) and (5) of this Section 6.1 after receipt of such notice.

SECTION 6.2 Acceleration.  If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Issuer, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such holders of the Notes shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes under this Indenture to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Issuer or a Restricted Subsidiary of the Issuer or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (x) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except non-payment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) of Section 6.1 occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes.

SECTION 6.3 Other Remedies.  If an Event of Default of which a Trust Officer of the Trustee has knowledge occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

SECTION 6.4 The Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture and under any Note Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as Trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.5 Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.6 Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any holder of the Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 6.6 or by law to the Trustee or to the holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of the Notes, in each case in accordance with the terms of this Indenture.

SECTION 6.7 Waiver of Past Defaults.  Subject to Sections 2.10, 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.2, the holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may waive all past defaults (except with respect to nonpayment of principal, premium or interest or Additional Amounts) and rescind any such declaration of acceleration with respect to the Notes and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Such waiver shall not excuse a continuing Event of Default in the payment of interest, premium, if any, principal or Additional Amounts, if any, on such Note held by a non-consenting holder of the Notes, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all holders of the Notes. The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of holders of the Notes has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.8 Control by Majority.  Subject to Section 2.10, the holders of the Notes of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another holder of the Notes, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security from the holders of the Notes satisfactory to it against any loss, liability and expense caused by taking or not taking such action.

SECTION 6.9 Limitation on Suits.  Subject to Section 6.10 of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of holders unless such holders have offered to the Trustee indemnity or security against any loss, liability or expense satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of the Notes may pursue any remedy with respect to this Indenture or the Notes unless:

(1)   such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)   holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)   such holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of satisfactory security or indemnity; and

(5)   the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.10 Rights of holders of the Notes to Receive Payment.  Notwithstanding any other provision of this Indenture (including, without limitation, Section 8.9 hereof), the right of any holder of the Notes to receive payment of principal of, premium, if any, and interest, and Additional Amounts, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder of the Notes.

SECTION 6.11 Collection Suit by Trustee.  If an Event of Default in payment of principal, premium, if any, and interest and Additional Amounts, if any, specified in clause (1) or clause (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, any Subsidiary Guarantor or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.

SECTION 6.12 Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, advances or any other amounts due to the Trustee under Section 7.6, its agents, appointees and counsel, accountants and experts) and the holders of the Notes allowed in any judicial proceedings relating to the Issuer or any Subsidiary Guarantor, their creditors or their property or any other obligor on the Notes, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each holder of the Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and appointee and counsel, and any other amounts due to the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and appointees and counsel, and any other amounts due to the Trustee under Section 7.6 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.13 Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee, the Agents and their agents and appointees and attorneys for amounts due under Section 7.6, including (but not limited to) payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to holders of the Notes pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for holders of the Notes pursuant to this Section 6.13.

SECTION 6.14 Restoration of Rights and Remedies.  If the Trustee or any holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder of the Notes, then and in every such case, subject to any determination in such proceeding, the Issuer, each Subsidiary Guarantor, the Trustee and the holders of the Notes shall be restored by the Issuer severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the holders of the Notes shall continue as though no such proceeding had been instituted.

SECTION 6.15 Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.15 does not apply to a suit by the Trustee, a suit by a holder of the Notes pursuant to Section 6.10, or a suit by a holder or holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.16 Notices of Default.  If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, interest, if any, on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of holders of the Notes.

ARTICLE VII

TRUSTEE
SECTION 7.1 Duties of Trustee.

(a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care, skill and diligence in their exercise as a reasonably prudent person would exercise or use in the conduct of his or her own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of the Notes or that would involve the Trustee in personal liability.

(b)   (1)   The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2)   In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)   this Subsection (c) does not limit the effect of Subsection (b) of this Section 7.1.

(2)   neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

(3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

(d)   No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of holders of the Notes if it does not receive such funds or an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 7.1.

(f)   Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Issuer. Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(g)   Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

(h)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Agent, Custodian and other person employed to act hereunder.

SECTION 7.2 Rights of Trustee. Subject to Section 7.1:

(a)   The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting in good faith based upon any document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer or any Subsidiary Guarantor, at reasonable times during normal business hours, personally or by agent or attorney. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s ITS - GD Trust Administration office has actual knowledge thereof or unless written notice thereof is received by the Trustee, (attention: Manager Trust Administration) and such notice clearly references the Notes, the Issuer or this Indenture.

(b)   Before the Trustee acts or refrains from acting, it may require (at the Issuer’s expense) an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 12.2 and 12.3. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)   The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)   The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any accountant, appraiser, agents or other expert or adviser, whether retained or employed by Issuer or by the Trustee, in relation to any matter arising in the administration of the trusts hereof provided that selection of such accountant, appraiser, agent or other expert or adviser, has been made in good faith by the Trustee.

SECTION 7.3 Individual Rights of Trustee. The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. Any Agent may do the same with like rights.

SECTION 7.4 Trustee’s Disclaimer.  The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, the offering materials related to this Indenture or the Notes; it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Issuer or any Subsidiary Guarantor, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5 Notice of Default. If an Event of Default occurs and is continuing and such event is known to a Trust Officer of the Trustee, the Trustee must deliver to each holder of the Notes, as their names and addresses appear on the list of holders of the Notes described in Section 2.5, notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, interest and Additional Amounts, if any, of any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the date required for payment pursuant to an Asset Disposition Offer, the Trustee may withhold the notice of Default or an Event of Default if and for so long as the Trustee in good faith reasonably believes that it is in the best interests of the holders of the Notes to withhold such notice.

SECTION 7.6 Compensation and Indemnity. The Issuer shall pay to the Trustee and Agents from time to time such reasonable compensation as the Issuer and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Agent upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel or appointees) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

The Issuer agrees to pay the reasonable fees and expenses of the Trustee’s legal counsel, Latham & Watkins LLP, in connection with its review, preparation and delivery of this Indenture and related documentation.

The Issuer shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, proceedings, demands, costs, expense or liability including taxes (other than taxes based on the income of the Trustee or franchise, doing business or other similar taxes imposed on the Trustee) incurred by the Trustee or an Agent without negligence or willful misconduct on its part in connection with acceptance of administration of this trust and performance of any provision under this Indenture, including the reasonable expenses and counsel fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuer promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer need not reimburse or indemnify against any loss liability or expense incurred by the Trustee through its own willful misconduct or negligence. The Issuer shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel, but at the Trustee’s expense unless the named parties in any such proceeding (including any impleaded parties) include both the Issuer and the Trustee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them). The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee and the Agents shall have a claim prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, Additional Amounts, if any, or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (7) of Section 6.1, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the holders of the Notes in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

The Issuer’s obligations under this Section 7.6 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

Save as otherwise expressly provided in this Indenture, the Trustee shall have absolute and uncontrolled discretion as to the exercise of the discretions vested in the Trustee by this Indenture but, whenever the Trustee is bound to act under this Indenture at the request or direction of the holders of the Notes, the Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all proceedings, claims and demands to which it may render itself liable and all costs, charges, expenses and liabilities which it may incur by so doing.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.6.

SECTION 7.7 Replacement of Trustee. The Trustee and any Agent may resign at any time by so notifying the Issuer in writing; provided, however, that this Indenture, the Notes, and the Note Guarantees shall remain valid notwithstanding a material conflict of interest of the Trustee. The holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so providing not less than 30 day’s written notice to the Issuer and the Trustee or such Agent, as the case may be, in writing and may appoint a successor Trustee or Agent with the Issuer’s consent. A resignation or removal of the Trustee or any Agent and an appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee’s or Agent’s acceptance of appointment, as the case may be, as provided in this Section 7.7. The Issuer may remove the Trustee upon no less than 30 day’s written notice if:

(1)	the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law;

(2)	a receiver or other public officer takes charge of the Trustee or Agent, as the case may be, or its respective property; or

(3)	the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Issuer shall notify each holder of the Notes of such event and shall promptly appoint a successor Trustee or Agent, as the case may be. Within one year after the successor Trustee or Agent takes office, the holders of a majority in principal amount of the then outstanding Notes may, with the Issuer’s consent, appoint a successor Trustee or Agent, as the case may be, to replace the successor Trustee or Agent appointed by the Issuer.

A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuer. Immediately after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 7.6, all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the Lien provided in Section 7.6, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. A successor Trustee or Agent shall mail notice of its succession to each holder of the Notes.

The Issuer covenants that, in the event of the Trustee or any agent giving notice of its resignation pursuant to this Section 7.7, it shall use its best endeavours to procure a successor Trustee or Agent to be appointed. If a successor Trustee or Agent does not take office within 30 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), shall be entitled to appoint a successor Trustee or Agent or the retiring Trustee or Agent (as the case may be), the Issuer or the holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

If the Trustee, within 90 days after becoming aware that a conflict of interest exists between such Trustee’s role as a trustee and any other capacity, shall not have eliminated such conflict of interest or resigned from office, the Issuer or any holder of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee or Agent after written request by any holder of the Notes who has been a holder for at least six months fails to comply with Section 7.8, such holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

Notwithstanding replacement of the Trustee or Agent pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Issuer shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 7.6 upon such replacement or removal.

SECTION 7.8 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer (hereafter in this Article VIII, the “Defeasor”) may, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes and all obligations of the Issuer and the Subsidiary Guarantors with respect to the Note Guarantees upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2 Legal Defeasance and Discharge. Upon the Defeasor’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Subsidiary Guarantors shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Subsidiary Guarantees and the Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes, the Subsidiary Guarantees and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due or on the Redemption Date solely out of the Defeasance Trust created pursuant to this Indenture; (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Subsidiary Guarantors’ obligations in connection therewith; and (d) this Article VIII and the obligations set forth in Section 8.6 hereof.

Subject to compliance with this Article VIII, the Defeasor may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

SECTION 8.3 Covenant Defeasance. Upon the Defeasor’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer and the Subsidiary Guarantors shall be released from any obligations under the covenants contained in Article IV (other than Sections 4.1, 4.2, 4.5, 4.7, 4.15, 4.16, 4.17, clauses (1), (2) and (5) of 4.18(a)) hereof with respect to the outstanding Notes and the Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders of the Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Issuer and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in Section 6.1(3) (but only if such Event of Default is triggered solely by a failure to comply with the conditions set forth in clauses (3) and (4) of Section 4.18(a)), Section 6.1(4) or (5) (insofar as they relate to Sections 4.3, 4.4, 4.6, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.18, 4.19, 4.20, 4.21 or 4.22), 6.1(6), (7) (with respect to a Significant Subsidiary) or 6.1(8), (9) or (10).

SECTION 8.4 Conditions to Legal or Covenant Defeasance. In order to exercise either of the defeasance options under Section 8.2 or Section 8.3 hereof, the Defeasor must comply with the following conditions:

(1)
the Defeasor shall have irrevocably deposited in trust (the “Defeasance Trust”), with the Trustee for the benefit of the holders of the Notes, euro or euro-denominated Government Obligations in such amounts as will be sufficient for the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes to redemption or maturity, as the case may be;

(2)
the Defeasor shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. Federal income tax law;

(3)
the Defeasor shall have delivered to the Trustee an Opinion of Counsel in Bermuda (subject to customary exceptions and exclusions), each to the effect that holders of the Notes will not recognize income, gain or loss for income tax purposes of Bermuda as a result of such deposit and defeasance and will be subject to income tax in Bermuda for the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(4)
no Default or Event of Default (other than to incur indebtedness used to defease the Notes under this Article VIII) shall have occurred and be continuing on the date of such deposit in the Defeasance Trust or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date or deposit;

(5)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or any other material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(6)
the Defeasor shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(7)
the Defeasor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)
the Defeasor shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction in which the Defeasance Trust funds are held (subject to customary exceptions) to the effect that (A) the Defeasance Trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under this Indenture and (B) after the 181st day following the deposit, the Defeasance Trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under the laws of the jurisdiction in which the Defeasance Trust funds are held and that the Trustee has a perfected security interest in such Defeasance Trust funds for the ratable benefit of the holders of the Notes.

SECTION 8.5 Satisfaction and Discharge of Indenture.  This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder when either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation or (ii) (A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Defeasor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, to the date of maturity or redemption, (B) no Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which it is bound, (C) the Issuer and the Subsidiary Guarantors have paid, or caused to be paid, all sums payable, under this Indenture, and (D) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to give the notice of redemption and apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be. In addition, the Defeasor must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 8.6 Survival of Certain Obligations.  Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Issuer, the Subsidiary Guarantors and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 4.1, 4.2, 4.5, 4.7, 4.15, 4.16, 4.17, 6.10, Article VII and Article VIII shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuer, the Subsidiary Guarantors and the Trustee under Articles VII and VIII shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.7 Acknowledgment of Discharge by Trustee.  Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Issuer has, or the Subsidiary Guarantors have, paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all obligations of the Issuer and the Subsidiary Guarantors under this Indenture except for those surviving obligations specified in this Article VIII.

SECTION 8.8 Application of Trust Moneys.  All cash in euro deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest, if any, and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Notes.

SECTION 8.9 Repayment to the Issuer; Unclaimed Money.  The Trustee and any Paying Agent shall promptly pay or return to the Issuer any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

Any money held by the Trustee or any Paying Agent under this Article in trust for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for one year after such principal, premium, if any, interest and Additional Amounts, if any, that has become due and payable shall be paid to the Issuer upon Company Order or if then held by the Issuer shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the holders of the Notes or cause to be published notice once, in a leading newspaper having a general circulation in London (which is expected to be the Financial Times) and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) or in the case of Definitive Notes, in addition to such publication, mail to holders of the Notes by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, publish in a newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort)), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Claims against the Issuer for the payment of principal or interest and Additional Amounts, if any, on the Notes will become void unless presentation for payment is made (where so required in this Indenture) within, in the case of principal and Additional Amounts, if any, a period of ten years, or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

SECTION 8.10 Reinstatement.  If the Trustee or Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Issuer has made any payment of interest on, premium, if any, principal and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1 Without Consent of holders of the Notes.  Notwithstanding Section 9.2 hereof, the Issuer, the Subsidiary Guarantors, and the Trustee together may amend or supplement this Indenture or the Notes without the consent of any holder of a Note to:

(1)   cure any ambiguity, omission, defect or inconsistency;

(2)   provide for the assumption by a successor corporation, or limited company of all of the Issuer’s obligations under this Indenture in the case of amalgamation, merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(3)   provide for the assumption by a successor corporation, partnership, trust or limited liability company of all of the obligations of any Subsidiary Guarantor under this Indenture and the Subsidiary Guarantees;

(4)   provide for uncertificated Notes in addition to or in place of certificated Notes;

(5)   add Subsidiary Guarantees and Subsidiary Guarantors with respect to the Notes;

(6)   secure the Notes, the Subsidiary Guarantees or any other Guarantee of the Notes;

(7)   add to the covenants of the Issuer or its Restricted Subsidiaries for the benefit of the holders of the Notes or surrender any right or power conferred upon the Issuer and its Restricted Subsidiaries; or

(8)   make any change that does not adversely affect the rights of any holder of the Notes.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall join with the Issuer and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

If and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will inform the Luxembourg Stock Exchange of any of the foregoing amendments, supplements and waivers and provide, if necessary, a supplement to the Offering Memorandum setting forth reasonable details in connection with any such amendments, supplements or waivers.

The consent of the holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender.

SECTION 9.2 With Consent of Holders of Notes.  The Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental indenture with respect to any series of Notes with the written consent of the holders of at least a majority in principal amount of the Notes of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.7 and 6.10, any existing Default or Event of Default and its consequences or compliance with any provisions of this Indenture or the Notes with respect to any series of Notes may be waived with the consent of the holders of in excess of 50% of the principal amount of such series of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent of each holder of an outstanding Note affected, no amendment or waiver may:

(1)   reduce the amount of Notes whose holders must consent to an amendment;

(2)   reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3)   reduce the principal of or extend the Stated Maturity of any Note;

(4)   reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described in Paragraphs 7 and 8 of the Notes and Sections 4.9 and 4.14 hereof or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)   make any Note payable in money other than that stated in the Note;

(6)   impair the right of any holder of the Notes to receive payment of premium, if any, Additional Amounts, if any, principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)   release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee or this Indenture, except in accordance with this Indenture;

(8)   directly or indirectly release the pledges except as permitted by the terms of this Indenture and the Security Documents; or

(9)   make any change in the amendment provisions which require the consent of each holder of the Notes or in the waiver provisions.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the holders of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall join with the Issuer and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer shall mail to the holders of the Notes (with a copy to the Trustee) a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not in any way impair or affect the validity of such amended or supplemented indenture or waiver. In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will publish notice of any amendment, supplement and waiver in The Grand Duchy of Luxembourg in a daily newspaper with general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort).

SECTION 9.3 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a holder of a Note is a continuing consent by the holder of a Note and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent is not made on any Note. However, any such holder of a Note or subsequent holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder of a Note.

The Issuer may fix a record date for determining which holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders of the Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Issuer shall designate.

SECTION 9.4 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5 Trustee to Sign Amendments, etc.. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be fully protected in relying upon an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Any Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE X

GUARANTEES

SECTION 10.1 Subsidiary Guarantee.  Each of the Subsidiary Guarantors hereby fully, unconditionally, irrevocably, and jointly and severally Guarantees on a senior basis, as primary obligor and not merely as surety, the full and punctual payment of principal of, or interest on or in respect of the Notes when due, whether at stated maturity, by acceleration or otherwise, under the Notes and this Indenture (including the repurchase obligation of the Issuer resulting from a Change of Control Triggering Event). Such Guarantee shall include, in addition to the amount stated above, any and all costs and expenses (including counsel fees and expenses) Incurred by the Trustee or the holders of the Notes in enforcing any rights under the Subsidiary Guarantees.

Each Subsidiary Guarantee (i) is a senior obligation of that Subsidiary Guarantor ranking equally in right of payment to any existing and future senior Indebtedness of that Subsidiary Guarantor and (ii) will effectively rank junior to all Indebtedness of the Issuer’s Subsidiaries that are not Subsidiary Guarantors.

In the event of default in the payment of principal of or premium, if any, interest, if any, and any other payment obligations in respect of the Notes (including any obligation to repurchase the Notes), legal proceedings may be instituted directly against the Subsidiary Guarantors without first proceeding against the Issuer.

SECTION 10.2 Limitation on Liability. The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount that will result in the obligations of such Subsidiary Guarantor not constituting a fraudulent conveyance or fraudulent transfer restrictions under applicable insolvency and other laws.

SECTION 10.3 No Subrogation. Notwithstanding any payment or payments made by a Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any holder of the Notes against the Issuer or any collateral security or guarantee or right of offset held by the Trustee or any holder of the Notes for the payment of the Obligations nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the holders of the Notes by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Subsidiary Guarantor in trust for the Trustee and the holders of the Notes, segregated from other funds of the Subsidiary Guarantor and shall, forthwith upon receipt by the Subsidiary Guarantor, be turned over to the Trustee in the exact form received by the Subsidiary Guarantor (duly indorsed by the Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 10.4   Release. (a)  The Subsidiary Guarantee of the Issuer will be automatically and unconditionally released without further action on the part of any holder of the Notes or the Trustee (and thereupon shall terminate and be discharged and be of no further force and effect) upon full and final payment and performance of all Obligations under this Indenture and the Notes.

(b)   So long as no Event of Default has occurred and is continuing, the Subsidiary Guarantee of any Subsidiary Guarantor (together with any rights of contribution, subrogation or other similar rights against the Subsidiary Guarantor) will be automatically and unconditionally released without further action on the part of any holder of the Notes or the Trustee (and thereupon shall terminate and be discharged and be of no further force and effect):

(i)    if the Subsidiary is disposed of (whether by amalgamation, merger or consolidation, the sale of its Capital Stock or the sale or all or substantially all of its assets (other than by a lease)) to a Person which is not the Issuer or a Restricted Subsidiary of the Issuer in compliance with the terms of this Indenture (including Section 4.9 and Section 4.18) so long as (A) such Subsidiary Guarantor is simultaneously and unconditionally released from its obligations in respect of any other Indebtedness of the Issuer or any other Restricted Subsidiary and (B) the proceeds from such sale or disposition are used for the purposes permitted or required by this Indenture.

(c)   The Subsidiary Guarantees of the Subsidiary Guarantors will also be released upon the defeasance or discharge of the Notes as provided in Article VIII under this Indenture.

ARTICLE XI

SECURITY AND SECURITY TRUSTEE

SECTION 11.1 Collateral and Security Documents. (a) The Issuer and the Subsidiary Guarantors agree to secure the full and punctual payment when due and the full and punctual performance of their obligations under this Indenture and the Notes by (i) a first priority pledge of shares of CME NV and CME BV (the “Pledged Shares”) and (ii) a first priority assignment of the Issuer’s rights under the Framework Agreement and the TV Nova Group Agreement (together with the Pledged Shares, the “Collateral”). The share pledges in respect of the Pledged Shares are referred to as the “Share Pledges” and, together with the assignment agreements evidencing the first priority assignment of rights under the Framework Agreement and the TV Nova Group Agreement, the “Security Documents”. Subject to the terms of the Security Documents and this Indenture, the Issuer is permitted to pledge the Collateral in connection with future Indebtedness of the Issuer or its Restricted Subsidiaries incurred and secured in compliance with this Indenture and on terms consistent with the relative priority of such Indebtedness.

So long as no Event of Default has occurred and is continuing, any share pledge will be released if the Subsidiary whose Capital Stock is pledged is disposed of (whether by merger, amalgamation or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by a lease)) to a Person that is not the Issuer or a Restricted Subsidiary of the Issuer in compliance with the terms of this Indenture (including Section 4.9 and Section 4.20) so long as (i) all other security interests in respect of such Subsidiary’s Capital Stock securing the Indebtedness of the Issuer or a Restricted Subsidiary are released and (ii) the proceeds from such sale or disposition are used for the purposes permitted or required by this Indenture. In addition, any share pledge will be released if the Subsidiary whose Capital Stock is pledged is redesignated as an Unrestricted Subsidiary in compliance with the terms and conditions of this Indenture. All of the Collateral shall be released upon the defeasance or discharge of the Notes in accordance with Sections 8.2, 8.3 or 8.5 of this Indenture.

(b)   Each holder by accepting a Note shall be deemed to appoint the Security Trustee to act as its trustee and representative in connection with the Collateral and the Security Documents and authorizes the Security Trustee (acting only at the direction of the Trustee) to exercise such rights, powers and discretions as are specifically delegated to the Security Trustee by the terms hereof and together with all rights, powers and discretions as are reasonably incidental thereto or necessary to give effect to the trusts hereby created and each holder of Notes by accepting a Note shall be deemed to irrevocably authorize the Security Trustee on its behalf to release any existing security being held in favor of the holders, to enter into any and each Security Document and to deal with any formalities in relation to the perfection of any security created by such Security Documents (including, inter alia, entering into such other documents as may be necessary to such perfection).

(c)   (1)   The Security Trustee declares that it shall hold the Collateral on trust for the holders of Notes and the Trustee on the terms contained in this Indenture and in the Security Documents.

(2)   Each holder by accepting a Note shall be deemed to agree that the Security Trustee shall have only those duties, obligations and responsibilities and such rights and protections as expressly specified in this Indenture or in the Security Documents (and no others shall be implied).

(d)   The Security Trustee agrees that it will hold the security interests in the Collateral created under any Security Document to which it is a party as contemplated by this Indenture and any and all proceeds thereof, for the benefit of, among others, the Trustee and the holders of Notes, without limiting the Security Trustee’s rights to act in preservation of the security interest in the Collateral. The Security Trustee will take action or refrain from taking action in connection therewith only as directed by the Trustee.

(e)   Each holder, by accepting a Note, shall be deemed to have agreed to all the terms and provisions of the Security Documents.

(f)   Beyond the exercise of reasonable care in the custody thereof, the Security Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Security Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Security. The Security Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Security Trustee in good faith.

SECTION 11.2 Responsibilities of Security Trustee.

(a)   Upon the occurrence of an Event of Default, the Security Trustee shall take such action as requested by written instructions of the Trustee under this Indenture, provided that such action does not contradict applicable law or subject the Security Trustee to any liability under applicable laws. In this regard, the Security Trustee shall be entitled to rely and act upon, and shall be fully protected in relying and acting upon, any note, writing, resolution, notice, consent, certificate, request, demand, direction, instruction, waiver, receipt, agreement, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or written document or written communication reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel and other experts retained or employed by the Security Trustee in its reasonably discretion.

(b)   The Security Trustee shall be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default only upon receipt by the Security Trustee of a written notice or a certificate from the Trustee, stating that an Event of Default has occurred. The Security Trustee shall have no obligation whatsoever either prior to or after receiving such written notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it.

(c)   The Security Trustee shall remit according to the written instructions of the Trustee any proceeds recovered from enforcement of the Security Documents.

(d)   The Security Trustee shall take such other actions requested by the Trustee in accordance with this Indenture.

SECTION 11.3 Security Trustee’s Individual Capacity. The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Issuer or any of its affiliates or subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Issuer for services in connection with this Indenture and otherwise without having to account for the same to the Trustee or to the holders from time to time.

SECTION 11.4 Trustee May Perform. If the Security Trustee shall refuse or be incapable of performing any right or remedy provided for in this Indenture, the Trustee may, but shall not be obligated to take such actions, or cause such actions to be taken, on behalf of the Security Trustee as appropriate to protect the interests of the Trustee, the Security Trustee or the holders from time to time hereunder, and shall be entitled, in addition to the rights of the Security Trustee to all of the immunity, indemnity and reimbursement provisions hereof and thereof to which the Security Trustee would be entitled, regardless of any prior act or omission by the Security Trustee.

SECTION 11.5 Fees, etc. For services rendered as Security Trustee under this Indenture, the Security Trustee shall be entitled to such reasonable compensation as is agreed to from time to time in writing between the Security Trustee and the Issuer. The Issuer agrees to pay the fees, expenses and other amounts payable of the Security Trustee under this Indenture, in addition to any other fees, expenses and other amounts payable that may arise under the Security Documents.

SECTION 11.6 Indemnification: Disclaimers, etc.

(a)   The Security Trustee shall be entitled to be indemnified in accordance with the provisions of Section 7.6 on the same terms as the Trustee.

(b)   Without prejudice to any other provision of this Article XI, the Security Trustee and the Issuer agree that the Trustee shall have no liability to the Security Trustee or the Issuer (whether sounding in tort, contract or otherwise) hereunder except in its capacity as Trustee under, and as provided for in, this Indenture.

SECTION 11.7 Illegality; No inconsistency. Nothing in this Indenture or the Security Documents shall require the Security Trustee to take any action, which may be inconsistent with, or in violation of any laws, rules or regulations in force in the jurisdiction where the Security Trustee is located.

SECTION 11.8 Rights of Trustee, the Security Trustee and the Paying Agent. The Trustee, the Security Trustee and the Paying Agent may continue to make payments on the Notes (and the Security Trustee may pay any monies received by it in respect of the Security Documents to the Trustee or as it may direct or to a Paying Agent for distribution to holders) and shall not be charged with the knowledge of existence of facts that prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee or an officer of the Security Trustee within the department of the Security Trustee responsible for administering the security created by the Security Documents receives notice in writing satisfactory to it that payments may not be made under this Article XI.

SECTION 11.9 Parallel Debt.

(i)	For the purpose of this Section 11.9, "Principal Debt Obligations" means payment obligations of the Issuer and the Subsidiary Guarantors under the Indenture and the Notes.

(ii)
Without prejudice to the provisions of this Indenture, and for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted by the Issuer and CME NV under or pursuant to the Share Pledges, the Issuer and the Subsidiary Guarantors hereby irrevocably and unconditionally undertake to pay to the Security Trustee amounts equal to and in the currency of the Principal Debt Obligations from time to time due in accordance with and under the same terms and conditions as each of the Principal Debt Obligations (such payment undertakings and the obligations and liabilities which are the result thereof hereinafter referred to as the “Parallel Debt”).

(iii)
The Issuer, the Subsidiary Guarantors and the Security Trustee acknowledge that (i) for this purpose, the Parallel Debt constitutes undertakings, obligations and liabilities of the Issuer and the Subsidiary Guarantors to the Security Trustee which are separate and independent from, and without prejudice to, the corresponding Principal Debt Obligations which the Issuer or the Subsidiary Guarantors have under this Indenture or under the Notes and (ii) that the Parallel Debt represents the Security Trustee’s own claims (vorderingen op naam) to receive payment of the Parallel Debt, provided that the total amount of the Parallel Debt shall never exceed the total amount of the Principal Debt Obligations.

(iv)
Every payment of monies made by the Issuer or by the Subsidiary Guarantors to the Security Trustee shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by the Issuer and the Subsidiary Guarantors contained in Section (ii), provided that, if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application, the Security Trustee shall be entitled to receive a corresponding amount as Parallel Debt under Section (ii) from the Issuer or the Subsidiary Guarantors and each of the Issuer and the Subsidiary Guarantors shall remain liable to satisfy such Parallel Debt and such Parallel Debt shall be deemed not to have been discharged.

(v)	Notwithstanding any of the other provisions of this Section 11.9:

(a)
the total amount due and payable as Parallel Debt under this Section 11.9 shall be decreased to the extent that, and at the same time as, the Issuer and/or the Subsidiary Guarantors shall have paid any amounts to reduce the outstanding Principal Debt Obligations; and

(b)
to the extent that, and at the same time as, the Issuer and/or the Subsidiary Guarantors shall have paid any amounts to the Security Trustee under the Parallel Debt or the Security Trustee otherwise shall have received monies in payment of the Parallel Debt, the total amount due and payable under the Principal Debt Obligations shall be decreased as if said amounts were received directly in payment of the Principal Debt Obligations.

(vi)
For the avoidance of doubt, in the event that the Issuer or any of the Subsidiary Guarantors is in default in respect of the Principal Debt Obligations, as set forth in this Indenture, each of the Issuer and the Subsidiary Guarantors shall, at the same time, be deemed in default in respect of its obligations under the Parallel Debt.

(vii)
The terms of this Section 11.9 shall be interpreted according to the internal laws of the Netherlands, without having regard to any choice of law principles that would apply the laws of any other jurisdiction to this Section 11.9.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Issuer:

Central European Media Enterprises Ltd.
c/o CME Development Corporation
8th Floor, Aldwych House
71-91 Aldwych
London WC2B 4HN
United Kingdom
Attention: General Counsel
Facsimile no.: +44 20 7430 5403

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022-2585
USA
Attention: Robert L. Kohl, Esq.
Facsimile no.: +1 212-940-8776

if to Central European Media Enterprises N.V.:

Central European Media Enterprises N.V.
62 De Ruyterkade, Curacao, Netherlands Antilles.
Attention: General Counsel
Facsimile no.: +44 20 7430 5403

with a copy to the Issuer (as specified above) and to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022-2585
USA
Attention: Robert L. Kohl, Esq.
Facsimile no.: +1 212-940-8776

if to CME Media Enterprises:

CME Media Enterprises B.V.
Birkstraat 89, 3768HD,
Soest, The Netherlands
Attention: General Counsel
Facsimile no.: +44 20 7430 5403

with a copy to the Issuer (as specified above) and to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022-2585
USA
Attention: Robert L. Kohl, Esq.
Facsimile no.: +1 212-940-8776

if to the Principal Paying Agent:

JPMorgan Chase Bank, N.A., London Branch
Trinity Tower
9 Thomas More Street
London E1W 1YT
United Kingdom
Fax: +44 1202 347 945
Attention: ITS - Operations

if to the Luxembourg Paying Agent:

J.P. Morgan Bank Luxembourg S.A.
6, route de Trèves
L-2633 Senningerberg
Luxembourg
Fax: +352 46268 5804
Attention: ITS-Operations

if to the Trustee:

JPMorgan Chase Bank, N.A., London Branch
Trinity Tower
9 Thomas More Street
London E1W 1YT
United Kingdom
Fax: +44 20 7777 5420
Attention: ITS-GD Trust Administration

The Issuer, each Subsidiary Guarantor or the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Subsidiary Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a holder of the Notes shall be mailed to such Person by first-class mail or other equivalent means at such Person’s address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a holder of the Notes or any defect in it shall not affect its sufficiency with respect to other holders of the Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notices regarding the Notes will be sent to the Trustee and published in a leading newspaper having a general circulation in London (which is expected to be the Financial Times). Notices to holders of the Notes will be validly given if mailed to them at their respective addresses in the register of holders of such Notes, maintained by the Registrar. In addition, so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, notices will be published in a leading newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) or, if in the opinion of the Trustee such publication is not practicable, in an English language newspaper having general circulation in Europe. In the case of Definitive Notes, all notices to holders of the Notes will be validly given if mailed to them at their respective addresses in the register of the holders of such Notes, if any, maintained by the Registrar. Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any Notes are represented by Global Notes, all notices to holders of the Notes will be delivered to Euroclear and Clearstream. Any notice or communication mailed to a holder of the Notes shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a holder of the Notes or any defect in it shall not affect its sufficiency with respect to other holders of the Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.2 Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee or an Agent to take any action under this Indenture, the Issuer or such Subsidiary Guarantor shall furnish to the Trustee at the request of the Trustee:

(1)   an Officers’ Certificate, in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.3), stating that, in the opinion of the signers thereof, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

(2)   an Opinion of Counsel in form and substance satisfactory to the Trustee or such Agent (which shall include the statements set forth in Section 12.3) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of an Officer of the Issuer or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of the Issuer or any Subsidiary Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or such Subsidiary Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 12.3 Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)   a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)   a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 12.4 Rules by Trustee, Paying Agent (Including Principal Paying Agent), Registrar.  The Trustee, Paying Agent (including the Principal Paying Agent) or Registrar may make reasonable rules for its functions.

SECTION 12.5 Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 12.6 Governing Law. This Indenture and the Notes, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York, other than as provided in Section 11.9.

SECTION 12.7 Submission to Jurisdiction; Appointment of Agent for Service.  To the fullest extent permitted by applicable law, each of the Issuer and each Subsidiary Guarantor irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture, the Notes or the Note Guarantees, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuer and each Subsidiary Guarantor, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation System (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. CT Corporation System hereby agrees to act as the Authorized Agent, as the case may be, for the Issuer and each Subsidiary Guarantor, as the case may be and hereby irrevocably consents to be served with notice of service of process by delivery or by registered mail with return receipt requested to its registered office (which, as of the date hereof, is 111 Eighth Avenue, New York, New York 10011 (which service of process by registered mail shall be effective with respect to the Issuer and each Subsidiary Guarantor, as the case may be, so long as such return receipt is obtained, or in the refusal to sign such receipt any holder of Notes or the Trustee is able to produce evidence of attempted delivery by such means). The Issuer and each Subsidiary Guarantor hereby irrevocably authorize and direct its Authorized Agent to accept such service. The Issuer and each Subsidiary Guarantor further agree that service of process upon its Authorized Agent and written notice of such service to the Issuer and each Subsidiary Guarantor, as the case may be, as set forth above shall be deemed in every respect effective service of process upon the Issuer or each Subsidiary Guarantor, as the case may be, in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer and each Subsidiary Guarantor agree that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Issuer and each Subsidiary Guarantor hereby irrevocably waive, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

The provisions of this Section 12.7 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer and the Subsidiary Guarantors, or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 12.8 No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.9 No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders.  No director, officer, employee, incorporator or shareholder of the Issuer, or any of its Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any of its Subsidiaries under the Notes, this Indenture or the Note Guarantees herein or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.10 Currency Indemnity.  The euro is the sole currency of account and payment for all sums payable by the Issuer, or any Subsidiary Guarantor under this Indenture. Any amount received or recovered in a currency other than euro in respect of the Subsidiary Guarantee (whether as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Subsidiary or otherwise) by the holder in respect of any sum expressed to be due to it from the Issuer or any Subsidiary Guarantor will constitute a discharge of the Issuer only to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If such euro amount is less than the euro amount expressed to be due to the recipient under any Note or any Subsidiary Guarantee, the Issuer or any Subsidiary Guarantor of the Notes will indemnify the recipient against any loss sustained by it as a result. In any event the Issuer will indemnify the recipient against the cost of making any such purchase.

For the purposes of this Section 12.10, it will be sufficient for the holder of a Note to certify that it would have suffered a loss had an actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been practicable, on the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer and Subsidiary Guarantors, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder of the Notes and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any Subsidiary Guarantee or any other judgment or order.

SECTION 12.11 Currency Calculation. Except as otherwise expressly set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the euro-equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

SECTION 12.12 Information. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of this Indenture will be made available in The Grand Duchy of Luxembourg through the offices of the Paying Agent in Luxembourg.

SECTION 12.13 Successors. All agreements of the Issuer and the Subsidiary Guarantor in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.14 Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

SECTION 12.15 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.16 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
as Issuer

By:
Name:
Title:

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.
as Subsidiary Guarantor

By:
Name:
Title:

CME MEDIA ENTERPRISES B.V.
as Subsidiary Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., LONDON BRANCH
as Trustee, Transfer Agent,
Principal Paying Agent and Security Trustee

By:
Name:
Title:

Acknowledged and agreed by J.P. Morgan Bank Luxembourg S.A., as Registrar, Luxembourg Transfer and Paying Agent
By:
Name:
Title:

Dated:

EXHIBIT A
TO THE INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO COMPLIANCE WITH APPLICABLE STATE AND OTHER SECURITIES LAWS AND SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

[8.25% Senior Note][Senior Floating Rate Note] due 2012

Common Code: ________

ISIN: ________

No.____	€370,000,000

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a public company limited by shares incorporated under the laws of Bermuda (the “Issuer”, which term includes any successor corporation), for value received promises to pay Chase Nominees Limited or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on May 15, 2012.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2005.

Record Dates: May 1 and November 1 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
as Issuer

By:
Name:
Title:

This is one of the Notes referred to
in the above-mentioned Indenture:
JPMORGAN CHASE BANK, N.A.,
LONDON BRANCH
as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

[8.25% Senior Note][Senior Floating Rate Note] due 2012

(1)   Interest.   CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a public company limited by shares incorporated under the laws of Bermuda (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. [If a fixed rate note: Interest on the Notes will compound at the rate of 8.25% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each May 15 and November 15, or if any such day is not a Business Day, on the next succeeding Business Day, commencing November 15, 2005, to the holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 5, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.][If a Floating Rate Note: Each Note will bear interest at a rate per annum (the “Rate of Interest”), reset semi-annually, equal to 180-day EURIBOR plus 5.5%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be JPMorgan Chase Bank, N.A., London Branch. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.

“Determination Date”, with respect to an Interest Period, will be the day that is two TARGET Settlement Days preceding the first day of such Interest Period.

“EURIBOR”, with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in euros for a six-month period beginning on the day that is two TARGET Settlement Days after the Determination Date that appears on Telerate Page 248 as of 11:00 a.m., Brussels time, on the Determination Date. If Telerate Page 248 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the Euro-zone inter-bank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., Brussels time, on such Determination Date, to prime banks in the Euro-zone interbank market for deposits in a Representative Amount in euro for a six-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in London, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, for loans in a Representative Amount in euros to leading European banks for a six-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided then the rate of the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Euro-zone” means the region comprised of member states of the European Union that adopt the euro.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include the day before the first interest payment date.

“Representative Amount” means the greater of (a) €1,000,000 and (b) an amount that is representative for a single transaction in the relevant market at the relevant time.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Telerate Page 248” means, the display page so designated on Bridge’s Telerate Service (or such other page as may replace that page on that service or such other service as may be nominated as the information vendor).

The Calculation Agent shall, as soon as practicable after 11:00 a.m. (Brussels Time) on each Determination Date, determine the Rate of Interest and calculate the aggregate amount of interest payable in respect of the following Interest Period (the “Interest Amount”). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Floating Rate Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned divided by 360 and rounding the resultant figure upwards to the nearest available currency unit. The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall, in the absence of willful default, bad faith or manifest error, be final and binding on all parties.]

The Issuer shall pay interest on overdue principal and on overdue installments of interest and on any Additional Amounts as specified in the Indenture. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

(2)   Additional Amounts.  All payments made by the Issuer or a Subsidiary Guarantor (each, a “Payor”) under, or with respect to, the Notes or a Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) unless the Payor is required to withhold or deduct such Taxes by law or by the official interpretation or administration thereof. If the Payor is required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of (i) Bermuda, Netherlands, and Netherlands Antilles or any political subdivision or governmental authority of any thereof or therein having the power to tax, (ii) any jurisdiction from or through which payment on the Notes or the Subsidiary Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (iii) any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (any of the aforementioned being a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to the Notes or any Note Guarantee, the Payor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of a Note (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)
any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder, including, without limitation, such relevant holder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation), and the Relevant Taxing Jurisdiction other than a connection resulting from the mere ownership or holding of such Note or enforcement of rights thereunder or under the Subsidiary Guarantee or the receipt of payments in respect thereof;

(2)
any Taxes that would not have been so imposed if the holder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in accordance with the procedures set forth in Section 12.1 of the Indenture) by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)
any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(4)	any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Notes or under the Subsidiary Guarantee;

(5)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(6)
any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Union Directive on the taxation of savings income (the “Directive”) which was adopted by the ECOFIN Council of the European Union (the Council of EU finance and economic ministers) on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, the Directive; or

(7)	any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the holders of the Notes upon request.

(3)   Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders of Notes must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in euro. Immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent at 12.00 p.m. London time on the Business Day immediately preceding each interest payment date and the Maturity Date to permit the Paying Agent to pay such funds to the holders on such respective dates.

(4)   Paying Agent. Initially, JPMorgan Chase Bank, N.A., London Branch will act as Principal Paying Agent. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will publish such notice thereof if and so long as the Notes are Global Notes and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) and (in the case of Definitive Notes), in addition to such publication, mail such notice by first-class mail to each holder’s registered address. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for the Notes.

(5)   Indenture. The Issuer issued the Notes under an Indenture, dated as of May 5, 2005 (the “Indenture”), among the Issuer, the Subsidiary Guarantor and JPMorgan Chase Bank, N.A., London Branch as Trustee, Transfer Agent, Principal Paying Agent and Security Trustee and J.P. Morgan Bank Luxembourg S.A. as Registrar, Transfer and Paying Agent. This Note is one of a duly authorized issue of Notes of the Issuer designated as its [8.25% Senior Notes][Senior Floating Rate Notes] due 2012 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of the Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Issuer. The Notes are not limited in aggregate principal amount and Additional Notes may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture. Each holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(6)   Ranking. The Notes will be general, senior secured obligations of the Issuer. In addition, the Notes have the benefit of the senior secured Guarantees of the Issuer and its Subsidiaries.

(7)   Optional Redemption. [If a Fixed Rate Note: On and after May 15, 2009, the Issuer may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Notes

2009	104.125%
2010	102.063%
2011 and thereafter	100.000%

In addition, at any time prior to May 15, 2008, the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (a) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and (b) the redemption occurs within 90 days after the closing of such Public Equity Offering and must be made in accordance with the terms of the Indenture.

In addition, prior to May 15, 2009, the Issuer may redeem all or, from time to time, a part of the fixed rate notes of any series upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Fixed Rate Premium and accrued and unpaid interest to, but not including, the applicable redemption date. Any such redemption and notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

“Applicable Fixed Rate Premium” means with respect to any fixed rate note on any redemption date prior to May 15, 2009, the greater of (A) 1% of the principal amount of such fixed rate note and (B):

the excess of:

(1)
the present value at such redemption date of (i) the redemption price of such fixed rate note at May 15, 2009 (such redemption price (expressed in percentage of principal amount) being set forth in the table above under the first paragraph of this section), plus (ii) all required interest payments due on such fixed rate note to and including May 15, 2009 (including accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Bund Rate at such redemption date plus 50 basis points; over

(2)	the outstanding principal amount of such fixed rate note, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

“Bund Rate” means the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to May 15, 2009; provided, however, that if the period from the redemption date to May 15, 2009 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to May 15, 2009 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.]

[If a Floating Rate Note: On and after May 15, 2007, the issuer may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Notes

2007	102.0%
2008	101.0%
2009 and thereafter	100.000%	]

(8)   Special Tax Redemption. The Notes may be redeemed, at the option of the Issuer, in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days’ notice to the date fixed by the Issuer for Redemption (a “Tax Redemption Date”) to each holder of the Notes (which notice will be irrevocable), at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, and Additional Amounts, if any (the “Redemption Price”), which otherwise would be payable, if the Issuer, with respect to the Notes, and a Subsidiary Guarantor, with respect to a Subsidiary Guarantee, is, or on the next interest payment date in respect of the Notes, would be, required to pay Additional Amounts in respect of any Note pursuant to the terms and conditions thereof which obligation cannot be avoided by the taking of reasonable measures available to it as a result of (i) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (ii) any amendment to or change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction)(each of the foregoing clauses (i) and (ii), a “Change in Tax Law” which becomes effective on or after April 29, 2005; provided, however, that no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment or withholding if a payment in respect of the Notes or the Subsidiary Guarantee were then due and (b) unless at the time such notice is given, such obligation to pay Additional Amounts remains in effect.

(9)   Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date, or Tax Redemption Date, as the case may be in accordance with Section 12.1 of the Indenture and, in the event the Notes are in the form of Definitive Notes, by mailing first-class mail, with a copy to the Trustee, postage prepaid, to each holder’s respective address as it appears on the registration books of the Registrar.

Notes in denominations of €50,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of the principal of Notes that have denominations larger than €50,000.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the holders of such Notes will be to receive payment of the Redemption Price.

(10)   Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer to purchase all or any part (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(11)   Limitation on Disposition of Assets. In certain circumstances specified in the Indenture, the Issuer will be required to make an offer (an “Asset Disposition Offer”) to holders of Notes to purchase a specified amount of such Notes at an offer price in cash in an amount equal to 100% of the principal amount of such Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(12)   Guarantee. The Notes will be guaranteed by Central European Media Enterprises N.V. and CME Media Enterprises B.V. pursuant to the Indenture.

(13)   Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of €50,000 and any integral multiples of €1,000 in excess thereof.

(14)   Persons Deemed Owners. The registered holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

(15)   Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

(16)   Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

(17)   Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of such Notes then outstanding, and, subject to certain exceptions, any past default or compliance with any provisions of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of such Notes then outstanding.

(18)   Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness, make certain distributions and Restricted Payments, create certain Liens, enter into certain transactions with Affiliates and third parties, make certain Asset Dispositions, engage in Sale/Leaseback Transactions and consummate certain mergers, consolidations and amalgamations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

(19)   Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

(20)   Defaults and Remedies. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if and so long as the Trustee in good faith determines that withholding such notice is in their interest.

(21)   Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

(22)   No Recourse Against Others. No director, officer, employee, or stockholder of the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(23)   Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

(24)   Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

(25)   ISINs and Common Codes. The Issuer will cause ISIN and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

(26)   Governing Law. The Indenture and the Notes, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York, other than as provided in Section 11.9 of the Indenture.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €______. The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase___	Notation Made by or on Behalf of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.9  ☐  Section 4.14  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.14 of the Indenture, state the amount: €

Date:_____________

Your Signature:________________
(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B
TO THE INDENTURE

[FORM OF FACE OF DEFINITIVE NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE U.S. SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO COMPLIANCE WITH APPLICABLE STATE AND OTHER SECURITIES LAWS AND SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

[8.25% Senior Note][Senior Floating Rate Note] due 2012

Common Code: ________

ISIN: ________

No.____	€370,000,000

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a public company limited by shares incorporated under the laws of Bermuda (the “Issuer”, which term includes any successor corporation), for value received promises to pay Chase Nominees Limited or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on May 15, 2012.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2005.

Record Dates: May 1 and November 1 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
as Issuer

By:
Name:
Title:

This is one of the Notes referred to
in the above-mentioned Indenture:
JPMORGAN CHASE BANK, N.A.,
LONDON BRANCH
as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

[8.25% Senior Note][Senior Floating Rate Note] due 2012

(1)   Interest. CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a public company limited by shares organized under the laws of Bermuda (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. [If a fixed rate note: Interest on the Notes will compound at the rate of 8.25% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each May 15 and November 15, or if any such day is not a Business Day, on the next succeeding Business Day, commencing November 15, 2005, to the holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 5, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.] [If a Floating Rate Note: Each Note will bear interest at a rate per annum (the “Rate of Interest”), reset semi-annually, equal to 180-day EURIBOR plus 5.5%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be JPMorgan Chase Bank, N.A., London Branch. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.

“Determination Date”, with respect to an Interest Period, will be the day that is two TARGET Settlement Days preceding the first day of such Interest Period.

“EURIBOR”, with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in euros for a six-month period beginning on the day that is two TARGET Settlement Days after the Determination Date that appears on Telerate Page 248 as of 11:00 a.m., Brussels time, on the Determination Date. If Telerate Page 248 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the Euro-zone inter-bank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., Brussels time, on such Determination Date, to prime banks in the Euro-zone interbank market for deposits in a Representative Amount in euro for a six-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in London, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, for loans in a Representative Amount in euros to leading European banks for a six-month period beginning on the day that is two TARGET Settlement Days after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided then the rate of the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

“Euro-zone” means the region comprised of member states of the European Union that adopt the euro.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include the day before the first interest payment date.

“Representative Amount” means the greater of (a) €1,000,000 and (b) an amount that is representative for a single transaction in the relevant market at the relevant time.

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Telerate Page 248” means, the display page so designated on Bridge’s Telerate Service (or such other page as may replace that page on that service or such other service as may be nominated as the information vendor).

The Calculation Agent shall, as soon as practicable after 11:00 a.m. (Brussels Time) on each Determination Date, determine the Rate of Interest and calculate the aggregate amount of interest payable in respect of the following Interest Period (the “Interest Amount”). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Floating Rate Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned divided by 360 and rounding the resultant figure upwards to the nearest available currency unit. The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall, in the absence of willful default, bad faith or manifest error, be final and binding on all parties.]

The Issuer shall pay interest on overdue principal and on overdue installments of interest and on any Additional Amounts as specified in the Indenture. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

(2)   Additional Amounts. All payments made by the Issuer or a Subsidiary Guarantor (each, a “Payor”) under, or with respect to, the Notes, or a Subsidiary Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) unless the Payor is required to withhold or deduct such Taxes by law or by the official interpretation or administration thereof. If the Payor is required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of (i) Bermuda, Netherlands, and Netherlands Antilles or any political subdivision or governmental authority of any thereof or therein having the power to tax, (ii) any jurisdiction from or through which payment on the Notes or the Subsidiary Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax or (iii) any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (any of the aforementioned being a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to the Notes or any Note Guarantee, the Payor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of a Note (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)
any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder, including, without limitation, such relevant holder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust or corporation), and the Relevant Taxing Jurisdiction other than a connection resulting from the mere ownership or holding of such Note or enforcement of rights thereunder or under the Subsidiary Guarantee or the receipt of payments in respect thereof;

(2)
any Taxes that would not have been so imposed if the holder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant holder at that time has been notified (in accordance with the procedures set forth in Section 12.1 of the Indenture) by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)
any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(4)	any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Notes or under the Subsidiary Guarantee;

(5)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(6)
any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Union Directive on the taxation of savings income (the “Directive”) which was adopted by the ECOFIN Council of the European Union (the Council of EU finance and economic ministers) on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, the Directive; or

(7)	any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the holders of the Notes upon request.

(3)   Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders of Notes must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in euro. Immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent at 12.00 p.m. London time on the Business Day immediately preceding each interest payment date and the Maturity Date to permit the Paying Agent to pay such funds to the holders on such respective dates.

(4)   Paying Agent. Initially, JPMorgan Chase Bank, N.A., London Branch will act as Principal Paying Agent. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will publish such notice thereof if and so long as the Notes are Global Notes and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) and (in the case of Definitive Notes), in addition to such publication, mail such notice by first-class mail to each holder’s registered address. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for the Notes.

(5)   Indenture. The Issuer issued the Notes under an Indenture, dated as of May 5, 2005 (the “Indenture”), among the Issuer, the Subsidiary Guarantor and JPMorgan Chase Bank, N.A., London Branch as Trustee, Transfer Agent, Principal Paying Agent and Security Trustee and J.P. Morgan Bank Luxembourg S.A. as Registrar, Transfer and Paying Agent. This Note is one of a duly authorized issue of Notes of the Issuer designated as its [8.25% Senior Notes][Senior Floating Rate Notes] due 2012 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of the Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Issuer. The Notes are not limited in aggregate principal amount and Additional Notes may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture. Each holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(6)   Ranking. The Notes will be general, senior secured obligations of the Issuer. In addition, the Notes have the benefit of the senior secured Guarantees of the Issuer and its Subsidiaries.

(7)   Optional Redemption. [If a Fixed Rate Note: On and after May 15, 2009, the Issuer may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Notes

2009	104.125%
2010	102.063%
2011 and thereafter	100.000%

In addition, at any time prior to May 15, 2008, the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 108.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (a) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and (b) the redemption occurs within 90 days after the closing of such Public Equity Offering and must be made in accordance with the terms of the Indenture.

In addition, prior to May 15, 2009, the Issuer may redeem all or, from time to time, a part of the fixed rate notes of any series upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Fixed Rate Premium and accrued and unpaid interest to, but not including, the applicable redemption date. Any such redemption and notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

“Applicable Fixed Rate Premium” means with respect to any fixed rate note on any redemption date prior to May 15, 2009, the greater of (A) 1% of the principal amount of such fixed rate note and (B):

the excess of:

(1)
the present value at such redemption date of (i) the redemption price of such fixed rate note at May 15, 2009 (such redemption price (expressed in percentage of principal amount) being set forth in the table above under the first paragraph of this section), plus (ii) all required interest payments due on such fixed rate note to and including May 15, 2009 (including accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Bund Rate at such redemption date plus 50 basis points; over

(2)	the outstanding principal amount of such fixed rate note, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate.

“Bund Rate” means the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to May 15, 2009; provided, however, that if the period from the redemption date to May 15, 2009 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to May 15, 2009 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.]

[If a Floating Rate Note: On and after May 15, 2007, the issuer may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Notes

2007	102.0%
2008	101.0%
2009 and thereafter	100.000%	]

(8)   Special Tax Redemption. The Notes may be redeemed, at the option of the Issuer, in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days’ notice to the date fixed by the Issuer for Redemption (a “Tax Redemption Date”) to each holder of the Notes (which notice will be irrevocable), at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, and Additional Amounts, if any (the “Redemption Price”), which otherwise would be payable, if the Issuer, with respect to the Notes, and a Subsidiary Guarantor, with respect to a Note Guarantee, is, or on the next interest payment date in respect of the Notes, would be, required to pay Additional Amounts in respect of any Note pursuant to the terms and conditions thereof which obligation cannot be avoided by the taking of reasonable measures available to it as a result of (i) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (ii) any amendment to or change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction)(each of the foregoing clauses (i) and (ii), a “Change in Tax Law” which becomes effective on or after April 29, 2005; provided, however, that no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment or withholding if a payment in respect of the Notes or the Subsidiary Guarantee were then due and (b) unless at the time such notice is given, such obligation to pay Additional Amounts remains in effect.

(9)   Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date, or Tax Redemption Date, as the case may be in accordance with Section 12.1 of the Indenture and, in the event the Notes are in the form of Definitive Notes, by mailing first-class mail, with a copy to the Trustee, postage prepaid, to each holder’s respective address as it appears on the registration books of the Registrar.

Notes in denominations of €50,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of the principal of Notes that have denominations larger than €50,000.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the holders of such Notes will be to receive payment of the Redemption Price.

(10)   Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer to purchase all or any part (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(11)   Limitation on Disposition of Assets. In certain circumstances specified in the Indenture, the Issuer will be required to make an offer (an “Asset Disposition Offer”) to holders of Notes to purchase a specified amount of such Notes at an offer price in cash in an amount equal to 100% of the principal amount of such Notes plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(12)   Guarantee. The Notes will be guaranteed by Central European Media Enterprises N.V. and CME Media Enterprises B.V. pursuant to the Indenture.

(13)   Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of €50,000 and any integral multiples of €1,000 in excess thereof.

(14)   Persons Deemed Owners. The registered holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

(15)   Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

(16)   Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

(17)   Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of such Notes then outstanding, and, subject to certain exceptions, any past default or compliance with any provisions of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of such Notes then outstanding.

(18)   Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness, make certain distributions and Restricted Payments, create certain Liens, enter into certain transactions with Affiliates and third parties, make certain Asset Dispositions, engage in Sale/Leaseback Transactions and consummate certain mergers, consolidations and amalgamations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

(19)   Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

(20)   Defaults and Remedies. If an Event of Default (other than an Event of Default specified in clause (7) of Section 6.1 of the Indenture) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if it determines that withholding such notice is in their interest.

(21)   Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

(22)   No Recourse Against Others. No director, officer, employee, or stockholder of the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(23)   Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

(24)   Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

(25)   ISIN and Common Code Numbers. The Issuer will cause ISIN and Common Code numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

(26)   Governing Law. The Indenture and the Notes, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York, other than as provided in Section 11.9 of the Indenture.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Issuer.
The agent may substitute another to act for him.

____________________________________________________________________

Date: _____________ Your Signature: ______________________

____________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €______. The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.9  ☐    Section 4.14  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.9 or Section 4.14 of the Indenture, state the amount: €

Date: _____________

Your Signature: ________________
(Sign exactly as your name appears on the other side of this Note)

EXHIBIT C
TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
U.S. GLOBAL NOTE TO INTERNATIONAL GLOBAL NOTE
(Transfers pursuant to Section 2.7(b) of the Indenture)

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
c/o JPMorgan Chase Bank, N.A., London Branch
Trinity Tower
9 Thomas More Street
London E1W 1YT

RE:	8.25% Senior Notes due 2012
Senior Floating Rate Notes Due 2012
(the “Notes”) of Central European Media Enterprises Ltd.

Reference is hereby made to the Indenture dated as of May 5, 2005 (the “Indenture”) between Central European Media Enterprises Ltd., Central European Media Enterprises N.V., CME Media Enterprises B.V. and JPMorgan Chase Bank, N.A., London Branch, as Trustee, Security Trustee, Transfer and Principal Paying Agent and J.P. Morgan Bank Luxembourg S.A. as Paying Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €_________ (equal to €50,000 and any integral multiple of €1,000 in excess thereof) principal amount of [Fixed Rate Notes beneficially held through interests in the U.S. Global Note (ISIN XS0218214624; Common Code 021821462)] [Floating Rate Notes beneficially held through interests in the U.S. Global Notes (ISIN XS0218216595; Common Code 021821659)] with Euroclear and Clearstream Banking in the name of ________(the “Transferor”), account number ________. The Transferor hereby requests that on [INSERT DATE], [if the Fixed Rate Notes, the beneficial interest in the U.S. Global Note be transferred or exchanged for an interest in the International Global Note (ISIN XS0218213816; Common Code 021821381)] [if the Floating Rate Notes, the beneficial interest in the U.S. Global Note be transferred or exchanged for an interest in the International Note (ISIN XS021821659; Common Code 02182165)] in the same principal denomination and transfer to _________ (account no. ________). If this is a partial transfer, a minimum amount of €50,000 and any integral multiple of €1,000 in excess thereof of the U.S. Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

(A)	(1)	the offer of the Notes was not made to a person in the United States;

C-1

(2)
either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

OR

(B) such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated: _____________

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including postal code)

C-2

EXHIBIT D
TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
INTERNATIONAL GLOBAL NOTE TO U.S. GLOBAL NOTE
(Transfers pursuant to Section 2.7(c) of the Indenture)

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
c/o JPMorgan Chase Bank, N.A., London Branch
Trinity Tower
9 Thomas More Street
London E1W 1YT

RE:	8.25% Senior Notes due 2012
Senior Floating Rate Notes Due 2012
(the “Notes”) of Central European Media Enterprises Ltd.

Reference is hereby made to the Indenture dated as of May 5, 2005 (the “Indenture”) between Central European Media Enterprises Ltd., Central European Media Enterprises N.V., CME Media Enterprises B.V. and JPMorgan Chase Bank, N.A., London Branch, as Trustee, Security Trustee, Transfer and Principal Paying Agent and J.P. Morgan Bank Luxembourg S.A. as Transfer and Paying Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €__________ (equal to €50,000 and any integral multiple of €1,000 in excess thereof ) principal amount of [Fixed Rate Notes beneficially held through interests in the International Global Note (ISIN XS0218213816; Common Code 021821381)] [(Floating Rate Notes beneficially held through interests in the International Global Note (ISIN XS021821659; Common Code 02182165)] with Euroclear and Clearstream Banking in the name of _______________ (the “Transferor”), account number _________ . The Transferor hereby requests that on [INSERT DATE], [(if the Fixed Rate Notes, the beneficial interest in the International Global Note be transferred or exchanged for an interest in the U.S. Global Note (ISIN XS0218214624; Common Code 021821462)] [if the Floating Rate Notes, the beneficial interest in the International Global Note be transferred or exchanged for an interest in the U.S. Global Note (ISIN XS0218216595; Common Code 021821659)] in the same principal denomination and transfer to ______________ (account no. ________). If this is a partial transfer, a minimum of €50,000 and any integral multiple of €1,000 in excess thereof of the International Global Note will remain outstanding.

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transfer or reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

D-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated:_______________

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including postal code)

D-2

EXHIBIT E
TO THE INDENTURE

[Security Trustee to be added as Party]

FORM OF SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of [__________] (this “Supplemental Indenture” or “Subsidiary Guarantee”), among [name of additional Subsidiary Guarantor] (the “Additional Subsidiary Guarantor”), Central European Media Enterprises Ltd. (together with its successors and assigns, the “Issuer”), Central European Media Enterprises N.V. (“CME NV”), CME Media Enterprises B.V. (“CME BV” and, together with CME NV, the “Subsidiary Guarantors”) and each other then existing Subsidiary Guarantor under the Indenture referred to below, JPMorgan Chase Bank, N.A., London Branch, as Trustee, Transfer Agent, Principal Paying Agent and Security Trustee and J.P. Morgan Bank Luxembourg S.A. as Registrar, Luxembourg Transfer and Paying Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 5, 2005 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of €370 million of 8.25% Senior Notes due May 1, 2012 and Senior Floating Rate Notes due May 2012 of the Issuer (the “Notes”);

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, the Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any holder of the Notes, to add guarantees with respect to the Notes;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantor, the Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Note Guarantee shall refer to the holders of the Notes and the Trustee acting on behalf or for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

[Agreement to be Bound; Subsidiary Guarantee

SECTION 2.1. Agreement to be Bound. The Additional Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Additional Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2. Subsidiary Guarantee. Subject to the terms of the Indenture, the Additional Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Issuer’s Obligations under the Indenture and the Notes, including the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes, pursuant to Article 10 of the Indenture on a senior secured basis.]

ARTICLE III

Miscellaneous

SECTION 3.1. Notices. All notices and other communications to the Additional Subsidiary Guarantor shall be given as provided in the Indenture to the Additional Subsidiary Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the holders of the Notes and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7. Headings. The headings of the Articles and the sections in this Note Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8. Successors. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

SECTION 3.9. Effect of Headings. The Article and Section headings herein are for the convenience of reference only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[ADDITIONAL GUARANTOR],

as a Subsidiary Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Trustee, Transfer Agent, Principal Paying Agent and Security Trustee

By:
Name:
Title:

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., as Issuer

By:
Name:
Title:

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V., as Subsidiary Guarantor

By:
Name:
Title:

CME MEDIA ENTERPRISES B.V., as Subsidiary Guarantor

By:
Name:
Title:

J.P. MORGAN BANK S.A. LUXEMBOURG, as Registrar, Luxembourg Transfer and Paying Agent

By:
Name:
Title:

[Other Subsidiary Guarantors]

By:
Name:
Title: